Filed Pursuant to Rule 424(b)(2)
Registration No. 333-182469

PROSPECTUS SUPPLEMENT

(to Prospectus dated June 29, 2012)

U.S. $1,000,000,000

American International Group, Inc.

Medium-Term Notes, Series H

The following terms may apply to the notes, which we may sell at one or more times. The final terms for each note, which may be different from the terms described in this prospectus supplement, will be included in a pricing supplement. Unless otherwise specified in a pricing supplement, the notes will have the following terms:

•	Rank as our senior, unsecured indebtedness.

•	Mature nine months or more from the original issue date.

•	Denominated in U.S. dollars or in a foreign or composite currency or currency unit.

•	Not subject to redemption at our option or the holder’s option, unless the pricing supplement specifies a redemption option and a redemption commencement date.

•	Denominations of $2,000, increasing in integral multiples of $1,000 in excess thereof (or other specified denominations for foreign currencies).

•	Book-entry (through The Depository Trust Company, Euroclear System or Clearstream Banking) or certificated form.

•	Interest at fixed or floating rates, or no interest at all.

•	Interest payments on the notes on the dates specified in the notes and in the applicable pricing supplement.

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A floating interest rate may be based on one or more of the following indices, in some cases plus or minus a spread and/or multiplied by a spread multiplier and subject to a minimum and/or maximum rate:

•	commercial paper rate;

•	prime rate;

•	LIBOR;

•	EURIBOR;

•	treasury rate;

•	CMS rate;

•	CMT rate;

•	CD rate;

•	Consumer Price Index;

•	federal funds (effective) rate; and/or

•	any other rate or combination of rates specified in the applicable pricing supplement.

•	Payments on indexed notes will be determined by reference to the reference asset specified in the applicable pricing supplement.

Investing in the notes involves certain risks. Before investing in any notes offered pursuant to this prospectus supplement, the accompanying prospectus and any applicable pricing supplement, see “Risk Factors” on page S-1 of this prospectus supplement, “Considerations Relating to Non-U.S. Dollar Debt Securities” referred to on page 18 of the accompanying prospectus and the risks described in our filings with the Securities and Exchange Commission that are incorporated by reference herein or in the accompanying prospectus to read about certain factors you should consider before purchasing the notes. Additional risks specific to particular notes may also be detailed in the applicable pricing supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Agents

AIG Global Capital Markets Securities, LLC	ANZ Securities	Barclays
BNP PARIBAS	BNY Mellon Capital Markets, LLC	BofA Merrill Lynch
Citigroup	Credit Suisse	Deutsche Bank Securities
Goldman, Sachs & Co.	HSBC	ING
J.P. Morgan	Lloyds Securities	Mizuho Securities
Morgan Stanley	nabSecurities, LLC	Natixis
Nomura	PNC Capital Markets LLC	RBC Capital Markets
RBS	Santander	Scotiabank
SMBC Nikko	SOCIETE GENERALE	Standard Chartered Bank
UBS Investment Bank	UniCredit Capital Markets Wells Fargo Securities	US Bancorp

The final terms of each note will be included in a pricing supplement. The notes will be issued at 100% of their principal amount unless otherwise specified in the applicable pricing supplement. We will pay to the applicable agent(s) a commission, which may be in the form of a discount or otherwise, to be specified in the applicable pricing supplement.

The notes will be offered from time to time on a best efforts basis by the agents named above on our behalf. In addition, the agents may purchase notes from us at negotiated discounts for resale to other dealers or to investors, and we may sell notes directly to investors on our own behalf. We do not expect that any of the notes will be listed on a securities exchange, and a market for the notes may not develop.

We may use this prospectus supplement in the initial sale of these notes. In addition, AIG Global Capital Markets Securities, LLC or any of our other subsidiaries in the future may, if permitted by appropriate regulatory authority (including the Financial Industry Regulatory Authority (“FINRA”)), use this prospectus supplement in a market-making transaction in any of these notes after their initial sale.

The date of this prospectus supplement is May 3, 2013.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “AIG,” “we,” “our,” “us” and similar references mean American International Group, Inc. and not its subsidiaries.

AIG is responsible only for the information contained in this prospectus supplement, the accompanying prospectus, any pricing supplement, any issuer free writing prospectus and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any pricing supplement. AIG has not, and the agents have not, authorized anyone to provide you with any other information, and AIG takes no responsibility for any other information that others may give you. AIG and the agents are offering to sell the notes only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, any pricing supplement, any issuer free writing prospectus and in the documents incorporated in any of the foregoing documents by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the notes.

S-i

RISK FACTORS

This prospectus supplement, the accompanying prospectus and any pricing supplement do not describe all the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks of an investment in the notes before you decide to invest in the notes. You should carefully consider the risks described below, as well as other information included, or incorporated by reference, in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement, before purchasing any notes. Events relating to any of the following risks, or other risks and uncertainties, could seriously harm our business, financial condition and results of operations. In such a case, the trading value of the notes could decline, or we may be unable to meet our obligations under the notes, which in turn could cause you to lose all or part of your investment. For additional factors you should consider before purchasing the notes, see the risk factors set forth under “Considerations Relating to Non-U.S. Dollar Debt Securities” beginning on page 18 of the accompanying prospectus and the risks described in our filings with the Securities and Exchange Commission that are incorporated by reference herein or in the accompanying prospectus.

General Risks Relating to the Notes

The Notes Are Unsecured Debt and Will Be Effectively Subordinated to Any Secured Obligations We May Incur

Once issued, the notes will be our senior unsecured obligations and will rank effectively junior to any secured obligations we may incur, to the extent of the collateral securing those obligations. For example, if we were unable to repay indebtedness or meet other obligations under our secured debt, the holders of that secured debt may have the right to foreclose upon and sell the assets that secure that debt. In such an event, it is possible that we would not have sufficient funds to pay amounts due on the notes.

In addition, if we are declared bankrupt, become insolvent or are liquidated or reorganized, holders of our secured debt will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt, and any of our secured indebtedness will be entitled to be paid in part or in full, to the extent of our pledged assets or the pledged assets of the guarantors securing that indebtedness, before any payment may be made with respect to the notes from such pledged assets. Secured lenders not paid in full from pledged assets shall be entitled to an unsecured claim for the balance of their debt (or such lesser amount as any applicable limited recourse may provide). Holders of the notes will participate ratably in our remaining assets with all holders of any unsecured indebtedness that does not rank junior to the notes, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of our secured indebtedness.

The Senior Debt Indenture Relating to the Notes and the Notes Contain Limited Protection for Holders of the Notes

The senior debt indenture (described further in “Description of the Notes” below and “Description of Debt Securities AIG May Offer — The Senior Debt Indenture” in the accompanying prospectus) under which the notes will be issued, and the terms of the notes once issued, will offer limited protection to holders of the notes. In particular, the terms of the senior debt indenture and the notes will not place any restrictions on our or our subsidiaries’ ability to:

•	engage in a change of control transaction;

•	issue secured debt or secure existing unsecured debt (subject to certain limitations);

•	issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•	purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the notes;

•	pay dividends;

•	sell assets; or

•	enter into transactions with related parties.

Furthermore, the terms of the senior debt indenture and the notes will not protect holders of the notes in the event that we experience changes (including significant adverse changes) in our financial condition or results of operations, as they will not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity. In addition, the notes do not provide for a step-up in interest on, or any other protection against, a decline in our credit ratings.

Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the senior debt indenture or the notes could negatively affect the value of the notes.

In addition, our existing credit facilities include more protections for the lenders thereunder than are available to holders of the notes under the senior debt indenture and the notes. For example, subject to certain exceptions, our existing credit facilities restrict our ability and the ability of certain of our subsidiaries to, among other things, incur certain types of liens, merge, consolidate, sell all or substantially all of our assets and engage in transactions with affiliates. Our existing credit facilities also require us to maintain a specified total consolidated net worth and consolidated total debt to consolidated total capitalization. If we fail to comply with those covenants and are unable to obtain a waiver or amendment, an event of default would result under our existing credit facilities and the lenders thereunder could, among other things, declare any outstanding borrowings under our existing credit facilities immediately due and payable. If the notes do not contain similar covenants, however, such events may not constitute an event of default under the notes and the holders of the notes would not be able to accelerate the payment under the notes. As a result, holders of the notes may be effectively subordinated to the lenders of our existing credit facilities, and to new lenders or holders of the notes, to the extent the instruments they hold include similar protections.

We and Our Subsidiaries Have Significant Leverage and Debt Obligations, Payments on the Notes Will Depend on Receipt of Dividends and Distributions from our Subsidiaries, and the Notes Will Be Structurally Subordinated to the Existing and Future Indebtedness of Our Subsidiaries

We are a holding company and we conduct substantially all of our operations through subsidiaries. We are also permitted, subject to certain limitations under our existing indebtedness, to obtain additional long-term debt and working capital lines of credit to meet future financing needs. This would have the effect of increasing our total leverage. Furthermore, the senior debt indenture relating to the notes generally does not prohibit us or our subsidiaries from incurring additional secured or unsecured indebtedness.

We depend on dividends, distributions and other payments from our subsidiaries to fund payments on the notes. Further, the majority of our investments are held by our regulated subsidiaries. Our subsidiaries may be limited in their ability to make dividend payments or advance funds to us in the future because of the need to support their own capital levels.

Our right to participate in any distribution of assets from any subsidiary upon the subsidiary’s liquidation or otherwise is subject to the prior claims of any preferred equity interest holders and creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. To the extent that we are a creditor of a subsidiary, our claims would be subordinated to any security interest in the assets of that subsidiary and/or any indebtedness of that subsidiary senior to that held by us. As a result, the notes will be structurally subordinated to all existing and future liabilities of our subsidiaries. You should look only to our assets as the source of payment for the notes, and not those of our subsidiaries.

The Trading Market for the Notes May Be Limited and You May Be Unable to Sell Your Notes at a Price that You Deem Sufficient

The notes being offered by this prospectus supplement, the accompany prospectus and any pricing supplement are new issues of securities for which there is currently no active trading market. We do not intend to list the notes on any securities exchange or include the notes in any automated quotation system. The agents currently intend, but are not obligated, to make a market for the notes and may cease doing so at any time. As a result, an active trading market may not develop for the notes, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your notes at their fair market value or at all.

Whether or not a trading market for the notes develops, neither we nor the agents can provide any assurance about the market price of the notes. Several factors, many of which are beyond our control, might influence the market value of the notes, including:

•	our creditworthiness and financial condition (whether actual or perceived);

•	actions by credit rating agencies;

•	the market for similar securities;

•	prevailing interest rates; and

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economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business, and the financial markets generally, such as adverse European economic and financial conditions related to sovereign debt issues in certain countries, and concerns regarding the European Union or geopolitical or military crises.

Financial market conditions and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

As a result of one or more of those factors, notes that an investor purchases may trade at a discount to the price that the investor paid for such notes.

It is Unclear How Increased Regulatory Oversight and Changes in the Method for Determining LIBOR May Affect the Value of the Notes and Other Financial Obligations Held or Issued by AIG That Are Linked to LIBOR, or How Such Changes Could Affect AIG’s Results of Operations or Financial Condition

As a result of concerns about the accuracy of the calculation of the daily LIBOR, a number of British Bankers’ Association (the “BBA”) member banks entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and there are ongoing investigations by regulators and governmental authorities in various jurisdictions. Following a review of LIBOR conducted at the request of the U.K. Government, on September 28, 2012, recommendations for reforming the setting and governing of LIBOR were released (the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR, including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate-setting and a reduction in the number of currencies and tenors for which LIBOR is published. Based on the Wheatley Review and on a subsequent public and governmental consultation process, on March 25, 2013, the U.K. Financial Services Authority published final rules for the U.K. Financial Conduct Authority’s regulation and supervision of LIBOR (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. The FCA Rules took effect on April 2, 2013.

It is uncertain what additional regulatory changes or what changes, if any, in the method of determining LIBOR may be required or made by the U.K. government or other governmental or regulatory authorities. Accordingly, it is not certain whether or to what extent any such changes could have an adverse impact on the value of any LIBOR-linked notes issued by AIG, or any loans, derivatives and other financial obligations or extensions of credit for which AIG is an obligor. It is also not certain whether or to what extent any such changes would have an adverse impact on the value of any LIBOR-linked securities, loans, derivatives and other financial obligations or extensions of credit held by or due to AIG or on AIG’s overall financial condition or results of operations.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors discussed in this prospectus supplement, the accompanying prospectus and any pricing supplement on the value of your notes.

We May Choose to Redeem Notes When Prevailing Interest Rates Are Relatively Low

If your notes will be redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches. You should consult your own financial and legal advisors as to the risks of an investment in redeemable notes.

We May Engage in Hedging Activities That Could Adversely Affect the Value of the Notes

In order to hedge exposure to various market risks associated with payments required on a particular note, we may, directly or through subsidiaries of AIG, enter into transactions that are designed to hedge these risks. These hedges may involve a number of transaction types, including entering into derivatives trades involving interest rates, currencies, equities, debt instruments, commodities or the purchase of physical assets, such as currencies, commodities, futures, options, securities, or other financial instruments, as applicable. AIG or one or more of its subsidiaries may take long or short positions in the applicable underlying asset or reference measure and may use one or more transaction types to achieve these positions. These hedging activities may occur from time to time before the relevant notes mature and will depend on market conditions and associated changes in the value of the underlying asset or reference measure, as applicable.

Furthermore, AIG or one or more of its subsidiaries may terminate any or all of its hedges on or prior to the maturity of the relevant notes, whether in whole or in part, or may enter into offsetting trades during the term of the relevant note. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors.

AIG has no reason to believe that its hedging activities, as well as those of its subsidiaries, will have a material impact on the price of any financial asset or instrument that is used for such hedging activities, or on the value of the underlying assets. However, AIG cannot guarantee you that its hedging activities, as well as those of its subsidiaries, will not affect such prices or values. Transactions of this kind could affect the value of the notes in a manner adverse to the investor.

In addition, the agents may also engage in in any of the foregoing hedging transactions in connection with any particular issue of notes. See “Plan of Distribution — Initial Offering and Sale of Notes” in this prospectus supplement.

The Notes May Be Subject to a Maximum Interest Rate

If specified in the applicable pricing supplement, the notes may be subject to a maximum interest rate. As a result, in the event that the interest rate otherwise calculated for any applicable interest period exceeds the applicable maximum interest rate, your interest payment for the relevant interest period will reflect the applicable maximum interest rate, and you will lose the benefit of any interest payment that would have been payable had such maximum interest rate not been applicable.

If the Offering is a Variable Price Reoffer, the Price You Paid for the Notes May Be Higher than the Prices Paid by Other Investors

In a variable price reoffer, the agent proposes to offer the notes from time to time for sale to investors in one or more negotiated transactions, or otherwise, at prevailing market prices at the time of sale, at prices related to then-prevailing prices, at negotiated prices, or otherwise. Accordingly, there is a risk that the price you paid for your notes will be higher than the prices paid by other investors based on the date and time you made your purchase, from whom you purchased the notes, any related transaction cost, whether you hold your notes in a brokerage account, a fiduciary or fee-based account or another type of account and other market factors.

The Purchase Price for the Notes on the Relevant Original Issue Date May Have Certain Built-In Costs, Including Any Agent’s Commissions and Any Costs of Hedging, Both of Which May Be Reflected in Secondary Market Prices

In determining the economic terms of the notes, and consequently the potential return on the notes to you, the original purchase price of the notes may take into account compensation to any agent for distributing the notes, which will be reflected in the applicable pricing supplement, any structuring and development costs and any costs associated with hedging our obligations under the notes. As a result, the value of the notes on the relevant original issue date may be less than the original purchase price you paid for such notes, and the price, if any, at which any agent or other purchaser may be willing to purchase the notes in secondary market transactions may be less than the price you originally paid for the notes. This is due to, among other things, the fact that the original purchase price of the notes may include, and secondary market prices are likely to exclude, any agent’s commission with respect to, any structuring and development costs and any hedging costs associated with the notes. The cost of hedging includes the projected profit that may be realized in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. A profit may be realized by us or any applicable agent from the expected hedging activity even if holders of the notes do not receive a favorable investment return under the terms of the notes or in any secondary market transaction. In addition, any secondary market prices may differ from values determined by pricing models used by the agents or any another purchaser, as a result of dealer discounts, mark-ups or other transaction costs. As a result, any sale of your notes prior to maturity could result in a substantial loss to you. For additional information regarding our ability to engage in hedging activities, please see “— We May Engage in Hedging Activities That Could Adversely Affect the Value of the Notes” above and “Plan of Distribution” below in this prospectus supplement.

There May Be Potential Conflicts of Interest Between Investors in the Notes and the Calculation Agent

We or one of our affiliates or an agent or one of its affiliates could serve as the calculation agent in connection with the notes. The calculation agent will have discretion in making certain determinations and judgments in connection with the notes, including, in the case of a floating rate note, determining the interest rate used to calculate the amount of accrued interest, or in the case of an indexed note, calculations in connection with valuing the reference asset, any adjustments to the reference asset, dates, prices, or any other affected variable when the reference asset is changed or modified and determining whether a market disruption event or force majeure event has occurred. The exercise of discretion by the calculation agent could adversely affect the value of the notes and may present a conflict of interest between your interests as an investor and the interests of the calculation agent in performing its roles.

There May Be Potential Conflicts of Interest Between You and Us and Our Affiliates and the Agents and Their Affiliates

We and our affiliates and the agents and their affiliates will play a variety of roles in connection with the notes, including potentially acting as calculation agent and hedging our obligations under the notes. Trading activities related to interest rate movements, including short-term and long-term interest rate swaps and other instruments that may affect interest rates, may be entered into on our behalf, on behalf of our affiliates, the relevant agents, their affiliates or their respective customers, that are not for your account or on your behalf. In particular, as described above under “— We May Engage in Hedging Activities That Could Adversely Affect the Value of the Notes” and in “Plan of Distribution” below in this prospectus supplement, we, the relevant agents and/or their affiliates may hedge our obligations under the notes by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the applicable interest rate basis or reference asset, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. These trading activities may present a conflict between your interests in the notes and the interests we, our affiliates and the relevant agents and their affiliates will have in each of their respective proprietary accounts and in facilitating transactions, including block trades and options and other derivatives transactions, for their respective customers and in accounts under each of their respective management. These trading activities, if they influence the levels of the applicable interest rate basis, reference asset or any other factor that may affect the amount that may be paid on any note, could be adverse to your interests as an investor in the notes. It is possible that we, the relevant agents and/or their affiliates could receive substantial returns from these hedging activities while the value of the notes declines.

You Have No Right to Any of Our Hedging Profits

As discussed in “— We May Engage in Hedging Activities That Could Adversely Affect the Value of the Notes” above, we may engage in activities to hedge our exposure under the notes. We may have profits or losses from these hedging activities. It is possible that we could achieve substantial profits from our hedging transactions while the value of the notes may decline. The holders of the notes will have no right to any such profits.

In addition, the agents may also engage in any of the foregoing hedging transactions in connection with any particular issue of notes. See “Plan of Distribution — Initial Offering and Sale of Notes” in this prospectus supplement.

Risks Relating to Indexed Notes

If we issue indexed notes, the following additional risks may also apply to your notes. We use the term “indexed notes” to mean notes whose value is linked to an underlying asset or index (including one or more securities or indices of securities).

The pricing supplement relating to the indexed notes will be attached to the front of this prospectus supplement and will contain the precise terms of the indexed notes you are offered.

An Investment in Indexed Notes Presents Significant Risks Not Associated with Other Types of Securities

An investment in indexed notes presents certain significant risks not associated with other types of securities. If we issue indexed notes, we will describe certain risks associated with any such particular indexed note more fully in the applicable pricing supplement. Indexed notes may present a high level of risk, and you may lose your entire investment if you purchase these types of securities.

The treatment of indexed notes for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Accordingly, you, or your tax adviser, should, in general, be capable of independently evaluating the federal income tax consequences of purchasing an indexed note applicable in your particular circumstances. The applicable pricing supplement will discuss the material United States federal income tax consequences of owning, selling and disposing of a particular indexed note.

Investors in Indexed Notes Could Lose Principal and/or Receive No Interest

The principal amount of an indexed note payable at maturity, the amount of interest payable on an interest payment date, and the cash value or physical settlement value of a physically settled debt security will be determined by reference to one or more of the following:

•	currencies, including baskets or indices of currencies;

•	commodities, including baskets or indices of commodities;

•	securities, including baskets or indices of securities; or

•	any other index or financial measure, including, if permitted by any relevant state or Federal law, the occurrence or non-occurrence of any event or circumstances.

The direction and magnitude of the change in the value of the relevant index will determine one or more of the principal amount of an indexed note payable at maturity, the amount of interest payable on an interest payment date, and/or the cash value or physical settlement value of a physically settled debt security. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Accordingly, if you invest in an indexed note, you may lose all or a portion of the amount invested in such indexed note and/or may receive no interest on the security.

The Return on Indexed Notes May Be Below the Return on Similar Securities

Depending on the terms of an indexed note, as specified in the applicable pricing supplement, you may not receive any periodic interest payments or receive only very low payments on such indexed note. As a result, the overall return on such indexed note may be less than the amount you would have earned by investing the principal or other amount you invest in such indexed note in a non-indexed debt security that bears interest at a prevailing market fixed or floating rate.

The Market Price of Indexed Notes Will Be Influenced by Many Unpredictable Factors

Several factors, many of which are beyond our control, will influence the value of indexed notes, including:

•	the market price of the index stock or other asset, which we call the reference asset;

•	the volatility (frequency and magnitude of changes in price) of the reference asset;

•	the dividend rate on the reference asset;

•	economic, financial, political, regulatory or judicial events that affect markets generally and which may affect the market price of the reference asset;

•	interest and yield rates in the market; and

•	the time remaining until (a) you can exchange your indexed notes for the reference asset, (b) we can call the indexed notes and (c) the indexed notes mature.

These factors will influence the price that you will receive if you sell your indexed notes prior to maturity. For example, you may have to sell your indexed notes at a substantial discount from the issue price if the market price of the reference asset is at, below or not sufficiently above the price of the reference asset at pricing.

You cannot predict the future performance of an index or an indexed note based on its historical performance.

The Issuer of the Reference Asset Could Take Actions That May Adversely Affect an Indexed Note

The issuer of a stock or other security that serves as the reference asset or as part of the reference asset for an indexed note will, unless otherwise provided in the applicable pricing supplement, have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holders of our indexed notes. Any of these actions could adversely affect the value of a security indexed to the reference asset.

If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. That government may take actions that could adversely affect the value of the security. See “Considerations Relating to Non-U.S. Dollar Debt Securities — Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Debt Security” in the accompanying prospectus for more information about these kinds of government actions.

The issuer of the reference asset (including the government that issues the underlying currency) is not involved in the offering of the indexed notes in any way and has no obligation to consider your interest as owner of these indexed notes in taking any actions that might affect the value of your securities. None of the money you pay for an indexed note will go to a third-party issuer.

An Indexed Note May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Certain indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The expected principal amount payable at maturity, the amount of interest payable on an interest payment date, the cash value or physical settlement value of a physically settled debt security may vary substantially from time to time. Because the amount payable on an indexed note is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed notes may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these could adversely affect the value of an indexed note.

An Index to Which a Note Is Linked Could Be Changed or Become Unavailable

Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. Such an alteration may result in a decrease in the value of or return on an indexed note which is linked to such index.

An index may become unavailable due to such factors as war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such index. If an index becomes unavailable, the determination of the amount payable on an indexed note may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that such alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed note.

Certain indexed notes may be linked to indices which are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a note is subject. In addition, there may be less trading in such indices or instruments underlying such indices, which could increase the volatility of such indices and decrease the value of or return on indexed notes relating to them.

You Have No Rights With Respect to the Reference Asset

Investing in an indexed note will not make you a holder of the reference asset. As an owner of indexed notes, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the reference asset.

The Notes May Be Subject to an Investor Fee and Other Costs

The notes may be subject to an investor fee and other costs as specified in the applicable pricing supplement that may cause you to receive less than the principal amount of your investment at maturity or, if applicable, upon redemption of the notes. In connection with indexed notes, because the investor fee and any applicable costs reduce the amount of your return at maturity or at the payment or settlement date, as applicable, the value of the relevant reference asset must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the reference asset decreases or does not increase sufficiently to offset the investor fee and any applicable costs, you may receive less than the principal amount of your investment at maturity or, if applicable, upon redemption.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed note, we may include historical information about the relevant index in the applicable pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index or value of a non-indexed note that may occur in the future.

Research Reports and Other Transactions May Create Conflicts of Interest Between You and the Agents

Certain of the agents and their respective affiliates have published, and may in the future publish, research reports relating to the reference assets or any of their components. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the levels, values or prices of the reference assets or their components and, therefore, the market value of the notes. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from such agents and their respective affiliates. In connection with your purchase of the notes, you should investigate the reference asset and not rely on the views of any agent and its respective affiliates with respect to future movements in the reference assets and their components.

Certain of the agents and their respective affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the reference asset. By introducing competing products into the marketplace in this manner, such agents and their respective affiliates could adversely affect the market value of the notes.

Certain of the agents and their respective affiliates, at present or in the future, may engage in business relating to the person or organization responsible for calculating, publishing or maintaining the reference assets, which we refer to as the “sponsor” of the reference asset. In addition, certain of the agents and their respective affiliates may engage in business relating to any components of the reference assets, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to the respective sponsor or issuer. In connection with these activities, such agents and their respective affiliates may receive information pertinent to the reference assets or their components that such agents and their respective affiliate will not divulge to you.

We May Have Conflicts of Interest Regarding Indexed Notes

Subsidiaries of AIG may have conflicts of interest with respect to some indexed notes. Subsidiaries of AIG may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the currencies, commodities, securities, or other financial instruments on which the index is based or in other derivative instruments related to the index. These trading activities could adversely affect the value of indexed notes. We and the subsidiaries of AIG may also issue securities or derivative instruments that are linked to the same index as one or more indexed notes. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed note.

To the extent that one or more of the subsidiaries of AIG calculates or compiles a particular index or serves as calculation agent with respect to an indexed note, it may have considerable discretion in performing the calculation or compilation. Exercising discretion in this manner could adversely affect the value of or the rate of return on an indexed note based on such index.

In addition, the agents may also engage in any of the foregoing hedging transactions in connection with any particular issue of notes that may give rise to similar conflicts of interest. See “Plan of Distribution—Initial Offering and Sale of Notes.”

ABOUT THIS PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS

This prospectus supplement sets forth certain terms of the Medium-Term Notes, Series H, that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from the information in the prospectus.

Each time we offer notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering, the terms of the offering and the series of notes under which the offering will be made. The pricing supplement will supersede this prospectus supplement or the accompanying prospectus to the extent it contains information that is different from the information contained in this prospectus supplement or the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable pricing supplement, AIG intends to use the net proceeds from the sale of the Medium-Term Notes, Series H, which we refer to in this prospectus supplement as the “notes,” for general corporate purposes. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes.

DESCRIPTION OF NOTES WE MAY OFFER

This section is a summary of the material terms that are common to the notes. This summary supplements, and is qualified by reference to, the description of the general terms and provisions of the debt securities in the prospectus that is attached to the back of this prospectus supplement. However, if any particular term of the notes described herein is inconsistent with any general terms described in the accompanying prospectus, the particular term described herein will control to the extent not inconsistent with the senior debt indenture described below.

When we issue any particular notes, we will specify their particular terms in a pricing supplement to this prospectus supplement. The terms of any particular notes may be different from or in addition to the terms summarized here. The interest-related information described herein or in the accompanying prospectus does not apply to zero coupon notes described below.

The notes will be offered in the United States and/or outside the United States.

In this section, we use capitalized terms to signify defined terms that have been given special meaning in the senior debt indenture or the notes or are explained in the accompanying prospectus. We describe the meaning for only the more important terms.

In this section, “holders” mean those who own notes registered in their own names and not those who own beneficial interests in notes registered in street name or in notes represented by a global note or notes issued in book-entry form through the depositary and “you” means those who invest in the notes, whether they are the holders or only indirect owners. Owners of beneficial interests in the notes should read the subsection below entitled “— Book-Entry System” and the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

General Features of the Notes

Each of the individual series of notes will constitute a single series of debt securities under the Indenture, dated as of October 12, 2006, as amended by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010, and as it may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee, which we refer to herein as the “senior debt indenture.” The notes are limited in their aggregate principal amount to $1,000,000,000, or the equivalent of $1,000,000,000 in one or more foreign or composite currencies or currency units. We may increase this limit without the consent of holders of the notes if in the future we determine that we may want to sell additional notes. We explain what the senior debt indenture is, and provide a description of the rights attached to different series of debt securities under the senior debt indenture, under “Description of Debt Securities AIG May Offer — The Senior Debt Indenture” in the accompanying prospectus.

Unless otherwise indicated in the applicable pricing supplement, neither the restrictive covenants under the senior debt indenture nor any additional ones contained in the notes will necessarily afford holders of the notes protection in the event of a highly leveraged transaction involving us, such as a leveraged buyout.

Stated Maturity and Maturity

The day on which the principal amount of your note is scheduled to become due and payable is called the stated maturity of the principal, which is a date nine months or more from the issuance date of the note. This date will be specified on the face of the note and in the pricing supplement relating to the note. The principal may become due and payable sooner, by reason of redemption, acceleration after a default or otherwise. The day on which the principal actually becomes due and payable, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the stated maturity of that installment. When we refer to the stated maturity or the maturity of a note without specifying a particular payment, it means the stated maturity or maturity, as the case may be, of the principal.

Currency of Notes

Amounts that become due and payable on your note will be payable in a currency, including any composite currency, specified on the face of the note and in the related pricing supplement. That currency is called a specified currency. The specified currency may be U.S. dollars, or any other currency or composite currency including euros. In some cases, a note may have different specified currencies for principal, premium, if any, and interest. You will have to pay for your notes by delivering the requisite amount of the specified currency for the principal to an agent named in the related pricing supplement unless other arrangements have been made. We will make payments on your notes in the applicable specified currency, except as otherwise described below under “— Payment of Principal and Interest.” You should read carefully the section entitled “Considerations Relating to Non-U.S. Dollar Debt Securities” in the accompanying prospectus.

Types of Notes

We will issue two main types of notes, which are distinguishable by the manner in which they bear interest:

•

Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount. A fixed rate note may also bear an interest rate that steps up or converts into a floating interest rate on a specified date.

•

Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas, such as the commercial paper rate, the prime rate, LIBOR, EURIBOR, the treasury rate, the CMS rate, the CMT rate, the CD rate, the Consumer Price Index and the federal funds (effective) rate, and other features are described below in “— Interest Rates of Notes — Floating Rate Notes.” If your note is a floating rate note, the particular formula and any adjustments that apply to the interest rate for your note will be specified or described in the applicable pricing supplement. Floating rate notes may also specify an interest rate cap or an interest rate floor that effectively creates a maximum or minimum interest rate on the notes.

The notes may also be distinguished by the prices at which they are originally issued or by the fact that the amounts payable on them at maturity or otherwise will depend on variable factors. There are four types:

•

Original Issue Discount/Accreting Notes. A note of this type is issued at a price lower than its principal amount and provides that, upon early redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A note issued at a discount to its principal may, for United States federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration. See “Material United States Taxation Considerations — Taxation of Debt Securities — United States Holders — Original Issue Discount” in the accompanying prospectus. An original issue discount note may be a zero coupon note or may bear interest at a fixed or floating rate.

•

Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to a currency exchange rate, composite currency, security or commodity price, securities or commodities exchange rate or any other financial or non-financial index or indices or baskets of any of these items described in the applicable pricing supplement. If you are a holder of an indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index at maturity. That value may fluctuate over time. If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index and about how amounts to become payable will be determined by reference to that index. You should carefully read such information and the section in this prospectus supplement entitled “Risk Factors — Risks Relating to Indexed Notes.”

•

Amortizing Notes. If you are a holder of an amortizing note, you will receive payments of principal and interest in installments over the life of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments on amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. Further information concerning additional terms of amortizing notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such amortizing notes.

•

Extendible Notes. A note of this type provides the holders with the option to extend the maturity of their notes to one or more dates indicated in the notes and the applicable pricing supplement. The terms of and any additional considerations relating to any extendible maturity notes will be specified in the applicable pricing supplement.

Denomination of Notes

Unless we specify differently in the pricing supplement relating to your note, the denomination of your note will be $2,000, increasing in integral multiples of $1,000 in excess thereof. The denomination of foreign currency notes will be specified in the applicable pricing supplement; however, no foreign currency notes will be issued for less than $2,000 or its equivalent in other currencies or composite currencies.

Redemption and Repayment

Unless otherwise specified in the applicable pricing supplement, we will not provide any sinking fund for your note. Unless the applicable pricing supplement specifies an initial date on which your note may be redeemed by us (a redemption commencement date) the notes will not be redeemable by us prior to their stated maturity. If the applicable pricing supplement specifies a redemption commencement date with respect to such note, the applicable pricing supplement will also specify one or more redemption prices, which will be expressed as a percentage of the principal amount of your note, and the redemption period or periods during which such redemption prices will apply. If your note is redeemable at our option, as specified in the applicable pricing supplement, it will be redeemable at any time on or after the specified redemption commencement date for a limited period, as specified in the applicable pricing supplement, at the specified redemption price applicable to the redemption period for your note together with interest accrued up to the redemption date.

If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your note is redeemed.

If we exercise an option to redeem any note, we will give to the holder written notice of the principal amount of the note to be redeemed, not less than 5 business days nor more than 60 days before the applicable redemption date.

If applicable, the pricing supplement will indicate that you have the option to have us repay your note on a date or dates specified prior to its maturity date. You may elect repayment of your entire note or any portion of the principal amount which would be an authorized denomination for the note, except that any remaining unpaid portion must be at least the minimum denomination for your note. The repayment price will be equal to 100% of the principal amount of your note, together with accrued interest to the date of repayment. If your note is issued with original issue discount, the applicable pricing supplement will specify the amount payable upon a repayment.

Unless otherwise specified in the applicable pricing supplement, to exercise your right of repayment of your note, the paying agent must receive at least 15 days but not more than 30 days (or if either such day is not a business day, the next business day) prior to the repayment date:

•	the note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed; or

•

a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States setting forth the name, address and telephone number of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the note being repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if the note and duly completed form are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Except in the case of renewable notes, exercise of the repayment option by you will be irrevocable. You may exercise the repayment option for less than the entire principal amount of your notes but, in that event, the principal amount of the notes remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Notes. If the notes are represented by a global note, the depositary or the depositary’s nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment with respect to your note, you must instruct the broker or other direct or indirect participant through which you hold an interest in the note to notify the depositary of your desire to exercise your right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, you should consult the broker or other direct or indirect participant through which you hold your interest in the note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

Whether the Defeasance Provisions Apply

Unless otherwise indicated in the applicable pricing supplement, the full defeasance and covenant defeasance provisions of the senior debt indenture described under “Description of Debt Securities AIG May Offer — Defeasance” in the accompanying prospectus will apply to U.S. dollar denominated fixed rate notes.

Information to Be Contained in the Applicable Pricing Supplement

The pricing supplement relating to your note will describe the following terms:

(i) the title of the series of debt securities;

(ii) the specified currency or currencies with respect to your note and, if such specified currency or currencies are not U.S. dollars, certain other terms relating to your note, including the authorized denominations and the exchange rate agent that will determine the relevant exchange rate and certain other information relating to the currency and exchange rate;

(iii) the price, expressed as a percentage of the aggregate principal amount of the notes to which the pricing supplement relates, at which your note will be issued;

(iv) the date on which your note will be issued;

(v) the date on which your note will mature and any term related to any extension of the maturity date;

(vi) whether your note is renewable;

(vii) whether your note is a fixed rate note or a floating rate note;

(viii) if your note is a fixed rate note, the rate per annum at which the note will bear interest, if any, whether the interest rate steps up or converts into a floating rate and the interest payment date or dates, if different from those specified below;

(ix) if your note is a floating rate note, the interest rate basis for the floating rate note and, if applicable, the calculation agent, the index maturity, the spread or spread multiplier, the maximum rate, the minimum rate, the initial interest rate, the interest payment dates, the regular record dates and the interest reset date — each of these terms is as described below — with respect to such floating rate note;

(x) whether interest on your note is payable in cash or otherwise;

(xi) the business day convention and day count fraction;

(xii) any other terms relating to calculating the interest rate for your note;

(xiii) whether your note is an original issue discount note and, if so, the yield to maturity;

(xiv) whether your note is an indexed note and, if so, the principal amount thereof payable at stated maturity, or the amount of interest payable on an interest payment date, as determined by reference to the applicable index, in addition to certain other information relating to the indexed note;

(xv) whether your note is an amortizing note and, if so, repayment information with respect to installments of principal and interest;

(xvi) whether your note is an extendible maturity note;

(xvii) whether your note may be subject to redemption in whole or in part at our option or repayment at your option prior to the stated maturity and, if so, the provisions relating to such redemption or repayment;

(xviii) whether your note will be issued as a physical note in certificated form;

(xix) whether a global note will be held through the Euroclear System or Clearstream Banking or any other clearing system or financial institution, in addition to, or instead of, The Depository Trust Company; and

(xx) any other terms of your note not inconsistent with the provisions of the senior debt indenture.

If a note is issued as a physical note in certificated form, it may be presented for registration of transfer or exchange at the corporate trust office of the trustee in the Borough of Manhattan, in New York City.

Interest Rates of Notes

Fixed Rate Notes

Each fixed rate note, except any zero coupon note, will bear interest from and including its original issue date or from and including the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed rate note at the fixed yearly rate stated on the face of the note and in the applicable pricing supplement, until the principal is paid or made available for payment. The interest on a fixed rate note will be payable semi-annually or otherwise, on the dates specified in the applicable pricing supplement (we refer to each such date as an interest payment date) and at maturity or upon earlier redemption or repayment. Each payment of interest due on an interest payment date will include interest accrued to but excluding that interest payment date. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months (a “30/360” day count fraction) unless otherwise specified in connection with a particular offering of fixed rate notes, in which case we may compute interest under any other day count fraction set forth under “— Floating Rate Notes—Calculation of Interest.” We will pay interest on each interest payment date and at maturity or upon earlier redemption or repayment as described below under the subsection entitled “— Payment of Principal and Interest.”

Floating Rate Notes

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in bold, italicized type the first time they appear, and we define these terms in “— Special Rate Calculation Terms” at the end of this subsection.

Also, please remember that the specific terms of your note as described in the applicable pricing supplement will supplement and may modify or replace the general terms regarding the floating rates of interest described in this subsection. The statements we make in this subsection may not apply to your note.

Each floating rate note will bear interest from and including its original issue date or from and including the most recent date to which interest on the note has been paid or made available for payment, to but excluding the next interest payment date or maturity date, as the case may be, which we refer to as the interest period. Interest will accrue on the principal of a floating rate note at the yearly rate determined according to the interest rate formula stated in the note and in the applicable pricing supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under the subsection entitled “— Payment of Principal and Interest.”

Base Rates

We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:

•	commercial paper rate;

•	prime rate;

•	LIBOR;

•	EURIBOR;

•	treasury rate;

•	the CMS rate;

•	CMT rate;

•	CD rate;

•	Consumer Price Index;

•	federal funds (effective) rate; and/or

•	any other interest rate basis or formula or combination of rates stated in the applicable pricing supplement.

We describe each of these base rates in further detail below. The applicable pricing supplement may designate other base rates. If you purchase a floating rate note, the applicable pricing supplement will specify the base rate that applies to your note.

Initial Base Rate

For any floating rate note, the base rate in effect from the original issue date to the first interest reset date will be the initial base rate. We will specify the initial base rate, or the manner in which the initial base rate will be determined, in the applicable pricing supplement.

Spread or Spread Multiplier

In some cases, the base rate for a floating rate note may be adjusted:

•	by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

•	by multiplying the base rate by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, the applicable pricing supplement will specify whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates

The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•	a maximum rate, meaning a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•	a minimum rate, meaning a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, the applicable pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Generally, under current New York law, the maximum rate of interest, with some exceptions, is 25% per year on a simple interest basis, but that limit does not apply to notes in which $2,500,000 or more has been invested.

Interest Reset Dates

The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise as specified in the applicable pricing supplement. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

•	for floating rate notes that reset daily, each business day;

•	for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

•	for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described under “—Interest Determination Dates” below;

•	for floating rate notes that reset monthly, the third Wednesday of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for floating rate notes that reset semi-annually, the third Wednesday of each of the two months of each year as specified in the applicable pricing supplement; and

•	for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day.

There are several exceptions, however, to the reset provisions described above. The base rate in effect from the original issue date to the first interest reset date will be the initial base rate. Unless the applicable pricing supplement provides otherwise, for floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a EURIBOR note or a LIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Interest Determination Dates

The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise specified in the applicable pricing supplement:

•

For federal funds (effective) rate notes and prime rate notes, the interest determination date relating to a particular interest reset date will be the first business day immediately preceding that interest reset date.

•

For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London banking day preceding the interest reset date, unless the specified currency is pounds sterling, Australian dollars, Canadian dollars or New Zealand dollars, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date.

•

For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date.

•

For treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills — i.e., direct obligations of the U.S. government — would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

•

For commercial paper rate notes, CMS rate notes, CD rate notes and CMT rate notes, the interest determination date relating to a particular interest reset date will be the second business day before that interest reset date.

Calculation of Interest

Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless the applicable pricing supplement provides otherwise, AIG Markets,

Inc. will be the calculation agent for the notes; provided that in certain cases an agent or one of its affiliates may be the calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of a note without your consent and without notifying you of the change.

For each floating rate note, the calculation agent will determine, on the corresponding interest calculation or determination date, as applicable, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate (also expressed as a decimal) applicable to that day:

•

by 360 (an “Actual/360” day count fraction), in the case of commercial paper rate notes, prime rate notes, LIBOR notes (other than those denominated in pounds sterling), EURIBOR notes, CD rate notes and federal funds (effective) rate notes, or as otherwise provided in the applicable pricing supplement;

•

by the actual number of days in the year (an “Actual/Actual” day count fraction), in the case of treasury rate notes, CMS rate notes and CMT rate notes, or as otherwise provided in the applicable pricing supplement; or

•	by 365 (an “Actual/365” day count fraction), in the case of LIBOR notes denominated in pounds sterling, or as otherwise provided in the applicable pricing supplement.

Upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (for example, 9.876541% (or 0.09876541) would be rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) would be rounded up to 9.87655% (or 0.0987655)). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the following subsections. Those reference banks and dealers may include the calculation agent itself or its affiliates, as well as any agent and its affiliates, and they may include our affiliates.

Interest Calculation Dates

As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will be made no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

•

the business day immediately preceding the interest payment date or the maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Commercial Paper Rate Notes

If you purchase a commercial paper rate note, your note will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The commercial paper rate will be the money market yield of the discount rate, for the relevant interest determination date, for U.S. dollar commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading “Commercial paper — Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply:

•

If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the commercial paper rate will be the money market yield of the discount rate, for the relevant interest determination date, for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading “Commercial paper — Nonfinancial.”

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Prime Rate Notes

If you purchase a prime rate note, your note will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading “Bank prime loan.” If the prime rate cannot be determined as described above, the following procedures will apply.

•

If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank prime loan.”

•

If the rate described above is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

•

If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•

If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR Notes

Notes having a coupon based on “LIBOR,” or the London Interbank Offered Rate, will bear interest at the interest rates specified in the applicable pricing supplement. With respect to all notes other than range accrual notes, the calculation agent will determine “LIBOR” for each interest determination date as follows:

•

As of the interest determination date, LIBOR will be the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR page; except that if the specified Designated LIBOR page, by its terms provides only for a single rate, that single rate will be used.

•

If (i) fewer than two offered rates appear on the Designated LIBOR page and the Designated LIBOR page does not by its terms provide only for a single rate or (ii) no rate appears on the Designated LIBOR page and the Designated LIBOR page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If fewer than three major banks in that principal financial center selected by the calculation agent are quoting as set forth above, LIBOR for that interest determination date will be the same as LIBOR for the immediately preceding interest period (or, in the case of the first reset date following the issue date where an initial interest rate was specified in the applicable pricing supplement, that initial interest rate).

With respect to range accrual notes, the calculation agent will determine “LIBOR” for each business day during each interest period as follows:

•

As of each business day during each interest period, LIBOR will be the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement as of 11:00 a.m., London time, on such business day, if at least two offered rates appear on the Designated LIBOR page; except that if the specified Designated LIBOR page, by its terms provides only for a single rate, that single rate will be used.

•

If on any business during an interest period, (i) fewer than two offered rates appear on the Designated LIBOR page and the Designated LIBOR page does not by its terms provide only for a single rate or (ii) no rate appears on the Designated LIBOR page and the Designated LIBOR page by its terms provides only for a single rate (any day on which such rate(s) does not appear shall be referred to herein as a “disrupted day”, then the calculation agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for the rate for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement, commencing on such disrupted day, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such disrupted day and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that disrupted day will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable disrupted day as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, in the applicable principal financial center of the United States on that disrupted day, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the applicable index maturity and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time.

•

If fewer than three major banks in that principal financial center selected by the calculation agent are quoting as set forth above, the reference rate for that disrupted day will remain the reference rate (with the applicable index maturity) in effect for the immediately preceding business day in the interest period with respect to which LIBOR (with the applicable index maturity) appeared on the Designated LIBOR page (or, in the case of the original issue date, LIBOR for that disrupted day will be LIBOR (with the applicable index maturity) in effect for the previous business day with respect to which LIBOR (with the applicable index maturity) appeared on the Designated LIBOR page).

The “index currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

“Designated LIBOR page” means the page on the Reuters screen specified in the applicable pricing supplement, or any other page as may replace that page on that service or such other service as may be nominated by us or the calculation agent as the information vendor, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

“Reuters LIBOR01 rate” means that the rate for an interest determination date will be the rate for deposits in U.S. dollars for a period of the “designated maturity”, specified in the applicable pricing supplement, which appears on the Reuters screen “LIBOR01” page, or any other page as may replace such page as a Designated LIBOR page, as of 11:00 a.m., London time, on the day that is two London banking days preceding that interest determination date. If that rate does not appear on the Reuters screen “LIBOR01” page, the rate for that interest determination date will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable floating rate option.

“USD-LIBOR-Reference Banks” means that the rate for an interest determination date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (“reference banks”) at approximately 11:00 a.m., London time, on the day that is two London banking days preceding that interest determination date to prime banks in the London interbank market for a designated period commencing on that interest determination date and in a designated amount. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two of those quotations are provided, the rate for that interest determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on that interest reset date for loans in U.S. dollars to leading European banks for a designated period commencing on that interest determination date and in a designated amount.

“One-month LIBOR” means the Reuters LIBOR01 rate with a designated maturity of one month commencing on the interest reset date.

“Three-month LIBOR” means the Reuters LIBOR01 rate with a designated maturity of three months commencing on the interest reset date.

“Six-month LIBOR” means the Reuters LIBOR01 rate with a designated maturity of six months commencing on the interest reset date.

“Twelve-month LIBOR” means the Reuters LIBOR01 rate with a designated maturity of twelve months commencing on the interest reset date.

If no Designated LIBOR page is specified in the applicable pricing supplement, and, if the U.S. dollar is the index currency, LIBOR will be determined as if the Reuters LIBOR01 rate had been specified.

EURIBOR Notes

If you purchase a EURIBOR note, your note will bear interest at a base rate equal to the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Markets Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate). In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement. EURIBOR will be determined in the following manner:

•

EURIBOR will be the offered rate for deposits in euros having the index maturity specified in the applicable pricing supplement, beginning on the interest reset date after the relevant EURIBOR interest determination date, as that rate appears on Reuters screen EURIBOR01 page as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

•

If the rate described above does not appear on Reuters screen EURIBOR01 page, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time, on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•

If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Notes

If you purchase a treasury rate note, your note will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in the applicable pricing supplement, as that rate appears on Reuters screen USAUCTION10 or USAUCTION11 page under the heading “Investment Rate.” If the treasury rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above does not appear on either page by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High.”

•

If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

•

If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading “U.S. government securities/Treasury bills (secondary market).”

•

If the rate described in the prior paragraph does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury bills (secondary market).”

•

If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMS Rate Notes

The “CMS rate” means, on any day during an interest payment period, the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable pricing supplement, which appears on Reuters screen “ISDAFIX1” page as of 11:00 a.m., New York City time, on the related interest determination date.

The following procedures will be used if the CMS rate cannot be determined as described above:

•

If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity of the notes designated in the applicable pricing supplement commencing on that interest determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to Three-month LIBOR (as defined above). The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•	If fewer than three quotations are provided, the calculation agent will determine the CMS rate in its sole discretion.

CMT Rate Notes

If you purchase a CMT rate note, your note will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The CMT rate will be the following rate displayed on the designated CMT Reuters page under the heading “... Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 P.M.,” under the column for the designated CMT index maturity:

•	If the designated CMT Reuters page is Reuters screen FRBCMT page, the rate for the relevant interest determination date; or

•

If the designated CMT Reuters page is Reuters screen FEDCMT page, the weekly or monthly average, as specified in the applicable pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply:

•

If the applicable rate described above is not displayed on the relevant designated CMT Reuters page by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT rate will be the applicable treasury constant maturity rate described above — i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable — as published in H.15(519).

•

If the applicable rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT rate will be the treasury constant maturity rate, or other

U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

—	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

—	is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters page and published in H.15(519).

•

If the rate described in the prior paragraph does not appear by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes — i.e., direct, non-callable, fixed rate obligations of the U.S. government — having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation (or, if there is equality, one of the highest) and the lowest quotation (or, if there is equality, one of the lowest).

•

If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation (or, if there is equality, one of the highest) and the lowest quotation (or, if there is equality, one of the lowest). If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

•

If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

•

If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD Rate Notes

If you purchase a CD rate note, your note will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading “CDs (secondary market).” If the CD rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above does not appear published in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (secondary market).”

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Consumer Price Index Notes

The “Consumer Price Index,” or “CPI,” means, for any interest determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (the “Bureau of Labor Statistics”) and reported on Bloomberg ticker “CPURNSA” or any successor service (“Bloomberg CPURNSA”). The Bureau of Labor Statistics makes the majority of its consumer price index data and press releases publicly available immediately at the time of release. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the Internet at http://www.bls.gov. The Consumer Price Index for a particular month is published during the following month. The Consumer Price Index is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are included in determining consumer prices. Income taxes and investment items such as stocks, bonds and life insurance are not included. The Consumer Price Index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the Consumer Price Index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the Bureau of Labor Statistics to take into account changes in consumer expenditure patterns.

The Consumer Price Index is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The time base reference period is the 1982-1984 average. Because the Consumer Price Index for the period from 1982–1984 is 100, an increase in the price of the fixed market basket of goods and services of 16.5% from that period would be shown as 116.5%. If the Bureau of Labor Statistics rebases the Consumer Price Index when the notes are outstanding, the calculation agent will continue to calculate inflation using 1982-1984 as the base reference period for so long as the current Consumer Price Index continues to be published. Any conversion by the Bureau of Labor Statistics to a new reference base will not affect the measurement of the percent changes in a given index series from one time period to another, except for rounding differences. Rebasing might affect the published “headline” number often quoted in the financial press, but the inflation calculation for the notes should not be adversely affected by any rebasing because the Consumer Price Index based on 1982-1984 will be calculated using the percentage changes of the rebased Consumer Price Index.

The Bureau of Labor Statistics has made technical and methodological changes to the Consumer Price Index, and is likely to continue to do so. Examples of recent methodological changes include:

•	the use of regression models to adjust for improvements in the quality of various goods (televisions, personal computers, etc.);

•	the introduction of geometric averages to account for consumer substitution within the consumer price index categories; and

•	changing the housing/shelter formula to increase rental equivalence estimation.

Similar changes in the future could affect the level of the Consumer Price Index and alter the interest payable on the notes.

For each interest payment date, “CPI Performance” is equal to the annual percentage change in the CPI (as calculated by the Bureau of Labor Statistics) for the period up to and including the stated calendar month prior to the month of the relevant interest payment date (the “reference month”). For example, if the reference month is specified as the third calendar month prior to the month of the relevant interest payment date, then for an interest payment date in June of any year, the reference month would be March, and the amount of interest paid on the interest payment date in June would be calculated using a CPI Performance that reflects the annual percentage change in the CPI from the March of the prior year to March of the year in which the interest payment date occurs.

The performance of the Consumer Price Index will be calculated as follows:

Interest Rate	=	(CPIF – CPII) CPII

where,

CPIF = CPI for the applicable reference month, as published on Bloomberg CPURNSA;

CPII = CPI for the twelfth month, or otherwise as specified in the applicable pricing supplement, prior to the applicable reference month, as published on Bloomberg CPURNSA.

Using the example above, if CPI Performance for the second calendar month prior to the relevant interest payment date was used, then the interest rate payable on September 30, 2013 will reflect the percentage change in the Consumer Price Index from July 2012 to July 2013, plus the applicable spread, if any.

The interest payment on any interest payment date will not be less than 0.00% per annum, unless specified in the applicable pricing supplement.

The following procedures will be followed if the Consumer Price Index cannot be determined as described above:

•

If the Consumer Price Index is not reported on Bloomberg CPURNSA for a particular month by 3:00 p.m. on the interest determination date, but has otherwise been published by the Bureau of Labor Statistics, the calculation agent will determine the Consumer Price Index as published by the Bureau of Labor Statistics for that month using any other source as the calculation agent deems appropriate.

•

If the Consumer Price Index is rebased to a different year or period, the base reference period will continue to be the 1982-1984 reference period as long as the 1982-1984 Consumer Price Index continues to be published.

•

If the Consumer Price Index for the reference month is subsequently revised by the Bureau of Labor Statistics, the calculation agent will continue to use the Consumer Price Index initially published by the Bureau of Labor Statistics on the interest reset date.

•

If, while the notes are outstanding, the Consumer Price Index is discontinued or substantially altered, as determined by the calculation agent, the applicable substitute index for the notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If none of those securities are outstanding, the calculation agent will determine a substitute index for the notes in accordance with general market practice at the time.

Federal Funds (Effective) Rate Notes

The “federal funds (effective) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds (effective)” as displayed on the Reuters screen “FEDFUNDS1” page.

The following procedures will be followed if the federal funds (effective) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (effective) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds/Effective Rate”.

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (effective) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•

If fewer than three leading brokers of U.S. dollar federal funds transactions in The City of New York selected by the calculation agent are quoting as set forth above, the federal funds rate will remain the federal funds (effective) rate for the immediately preceding interest reset period.

Special Rate Calculation Terms

In this subsection entitled “— Interest Rates of Notes,” we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

“bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield	=	D × N 360 – (D × M)	×	100

where

“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

“N” means 365 or 366, as the case may be; and

“M” means the actual number of days in the applicable interest period.

“business day” means, for any note, a day that meets all the following applicable requirements:

•

for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close;

•	if the note is a LIBOR note, is also a London banking day;

•

if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and

•	if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the specified currency is euros, is also a euro business day.

“designated CMT index maturity” means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security — either 1, 2, 3, 5, 7, 10, 20 or 30 years — specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

“designated CMT Reuters page” means the Reuters page specified in the applicable pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Reuters page is so specified, then the applicable page will be Reuters screen FEDCMT. If Reuters screen FEDCMT applies but the applicable pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “euro business day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term “euro-zone” means the region comprised of member states of the European Union that adopt the euro in accordance with the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992), the Treaty of Amsterdam (signed in Amsterdam on October 2, 1997) and the Treaty of Nice (signed in Nice on February 26, 2001).

“H.15(519)” means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System, or its successor, available through the web site of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“H.15 daily update” means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“index currency” means, with respect to a LIBOR note, the currency specified as such in the applicable pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable pricing supplement.

“index maturity” means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

“London banking day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield	=	D × 360 360 – (D × M)	×	100

where

“D” means the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” means the actual number of days in the applicable interest period.

“representative amount” means an amount that, in the calculation agent’s judgment, is representative for a single transaction in the relevant market at the relevant time.

“Reuters page” means the display on the Reuters service, or any successor service, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any replacement page or pages on that service.

“Reuters screen EURIBOR01 page” means the display on the Reuters service, or any successor service, on the page designated as “EURIBOR01” or any replacement page or pages on which EURIBOR rates are displayed.

“Reuters screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT rates are displayed.

“Reuters screen FEDFUNDS1 page” means the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed.

“Reuters screen FRBCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT rates are displayed.

“Reuters screen ISDAFIX1 page” means the display on the Reuters service, or any successor service, on the page designated as “ISDAFIX1” or any replacement page or pages on which CMS rates are displayed.

“Reuters screen USAUCTION10 or USAUCTION11 page” means the display on the Reuters service, or any successor service, on the page designated as “USAUCTION10” or “USAUCTION11” or any replacement page or pages on which U.S. Treasury auction rates are displayed.

“Reuters screen US PRIME 1 page” means the display on the Reuters service, or any successor service, on the page designated as “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed.

If, when we use the terms designated CMT Reuters page, H.15(519), H.15 daily update, Reuters screen EURIBOR01 page, Reuters screen FEDCMT page, Reuters screen FEDFUNDS1 page, Reuters screen FRBCMT page, Designated LIBOR page, Bloomberg CPURNSA, Reuters screen USAUCTION10 page, Reuters screen USAUCTION11 page, Reuters Screen ISDAFIX1 page, Reuters screen US PRIME 1 page or Reuters page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

Payment of Principal and Interest

In addition to the descriptions in this subsection, you should read carefully the subsection entitled “Description of Debt Securities AIG May Offer — Additional Mechanics — Payment and Paying Agents” in the accompanying prospectus for certain general procedures that we follow in making payments to you.

Interest and, in the case of amortizing notes, principal will be payable to the registered holder as of the close of business on the regular record date next preceding each interest payment date. However, interest payable at maturity or redemption will be payable to the registered holder to whom principal is payable. In the case of a global note, the registered holder will be the depositary or its nominee. The first payment of interest and, in the case of amortizing notes, principal on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

Unless otherwise indicated in the applicable pricing supplement, the regular record date means, with respect to any floating rate note or fixed rate note, the date one business day prior to each interest payment date. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Payment Dates

Interest Payment Dates. Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows:

•

in the case of floating rate notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as indicated in the applicable pricing supplement;

•	in the case of floating rate notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;

•	in the case of floating rate notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement;

•	in the case of floating rate notes which reset annually, on the third Wednesday of the month specified in the applicable pricing supplement (each, an “interest payment date”); and

•	in each case, at maturity or redemption.

Payments of interest on any fixed rate note or floating rate note with respect to any interest payment date will include interest accrued to but excluding such interest payment date or date of maturity or redemption, as the case may be.

Business Day Convention. Unless the applicable pricing supplement states otherwise, interest payment dates, redemption dates and the maturity date will be governed by the “following business day” convention, which is described in the first bullet below. Other business day conventions potentially applicable to the notes, which will be specified in the applicable pricing supplement, are further described in the second and third bullets below.

•

Following Business Day. Any interest payment date, the maturity date or redemption date of a note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day.

•

Modified Following Business Day. Any interest payment date other than the maturity date or redemption date that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment or delivery date will be the first preceding day that is a business day

•

Preceding Business Day. Any interest payment date other than the maturity date or redemption date that would otherwise be due on a day that is not a business day may instead be paid or delivered on the first preceding day that is a business day.

In the case of the business day conventions described in the second and third bullets above, if an interest payment date falls on a maturity date or redemption date that is not a business day or if the maturity date or redemption date falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, and interest will not continue to accrue until the date of payment made on that next succeeding business day.

In each case, if an interest payment is made on the following or preceding business day in accordance with the procedures described above with the same effect as if paid or delivered on the original due date and without payment of any additional money, the business day convention is “unadjusted”. Accordingly, the amount of interest accrued and payable on that interest payment date will not be adjusted to reflect the longer or shorter interest period. If an interest payment is made on the following or preceding business day in accordance with the procedures described above and deemed made on that following or preceding business day (not on the original due date), the business day convention is “adjusted”. Accordingly, the amount of interest accrued and payable on that interest payment date will be adjusted to reflect the longer or shorter interest period.

How We Will Make Payments on Global Notes

We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Unless otherwise specified in the applicable pricing supplement, the depositary is The Depository Trust Company, New York, New York (DTC). Under DTC’s policies, we will make payments directly to DTC or its nominee, and not to any indirect holders who own beneficial interests in the global note. We will do this by making the funds available to the trustee on any interest payment date or at maturity or upon a redemption date. As soon as possible after that, the trustee will make such payments to DTC, and DTC will allocate and make such payments to the holders of the notes in accordance with its existing procedures. An indirect holder’s right to receive those payments will be governed by the rules and practices of DTC and the banks or brokers through which the indirect holder holds a beneficial interest in the note. Neither we nor the trustee has any responsibility or liability for such payments by DTC or the banks or brokers.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We understand that, under DTC’s current practice, DTC elects to have all payments on a global note for which it is the depositary made in U.S. dollars, regardless of the specified currency for the payment, unless notified by a bank or broker participating in its book-entry system, through which an indirect holder’s beneficial interest in the global note may be held, that it elects to receive payment in the specified currency.

In addition, in the case of imposition of exchange controls or any other circumstances beyond our control, we may pay in U.S. dollars the payments due in other currencies. See the section entitled “Considerations Relating to Non-U.S. Dollar Debt Securities” in the accompanying prospectus.

Indirect holders who own beneficial interests in a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

How We Will Make Payments on Certificated Notes

Payments Due in U.S. Dollars. If you hold a certificated note, and the interest, principal or any premium due on the note at maturity or upon redemption is due in U.S. dollars, we will make such payment to you in immediately available funds when you surrender such note at the corporate trust office of the trustee in the Borough of Manhattan in New York City. You must present the note to the paying agent in time for the paying agent to make any such payments in accordance with its normal procedures.

If an interest payment due in U.S. dollars on a certificated note is due other than at maturity or upon earlier redemption, we will make the payment by check mailed to the address of the person entitled to such payment as it appears in the security register. Alternatively, we may wire transfer such payment to an account as may have been appropriately designated by such person.

Payments Due in Other Currencies. Unless otherwise specified in the applicable pricing supplement, payments of interest and principal, and premium, if any, with respect to any certificated note to be made in a specified currency other than U.S. dollars will be made by wire transfer in immediately available funds to any account requested by the holder, provided that the account is with a bank located in the country issuing the specified currency or, with respect to notes denominated in euros, in a euro account. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days prior to the payment date. In the case of any interest payment due on an interest payment date, the person giving such instruction must be the holder on the related regular record date. In the case of payment of principal, and premium, if any, and any interest due at maturity, you must surrender the certificated note to the paying agent in time for the paying agent to make such payments in accordance with its normal procedures. See “— Payments Due in Other Currencies May Be Made in U.S. Dollars” below for information on situations where we will make a payment in U.S. dollars even though such payment is due in another specified currency.

Your designation of the account must be made by filing the appropriate information with the trustee at its corporate trust office in the Borough of Manhattan in New York City. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the senior debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

We will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but holders of the notes must bear any tax, assessment or governmental charge imposed upon such payments.

Payments Due in Other Currencies May Be Made in U.S. Dollars

Unless otherwise specified in the applicable pricing supplement, any payment due on a note will be made in the specified currency. However, there are a few instances where we will make a payment in U.S. dollars even though it is due in another currency. The following section describes these special situations and how the relevant currency conversion will be made.

Request by Holder. Although a payment on a note in certificated form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at the trustee’s corporate trust office in the Borough of Manhattan in New York City. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the relevant regular record date and must be made no later than such regular record date. In the case of any other payment, the request must be made by the person who is the holder on the due date of the payment and must be made at least 15 days prior to the payment date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Conversion to U.S. Dollars. When a holder requests that we, in the manner described above, make payments in U.S. dollars of an amount due in another currency, either on a global note or a certificated note as described above, we will use the following process to determine the U.S. dollar amount the holder receives. The exchange rate agent will request currency bid quotations from three (or, if three are not available, two) recognized foreign exchange dealers in New York City on the second business day before the payment date, one of which may be the exchange rate agent, for purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date. The currency bid quotations will be requested on an aggregate basis, for all holders requesting U.S. dollar payments of amounts payable on the same date in the same specified currency. Each quoting dealer must commit to executing a contract. The U.S. dollar amount the holder receives will be based on the highest currency bid quotation received by the exchange rate agent as of 11:00 A.M., New York City time, on such date of quotation. If the exchange rate agent determines that two currency bid quotations are not available on the second business day, the payment will be made in the specified currency. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

The exchange rate agent for the notes will be named in the applicable pricing supplement, and may be us or one of our affiliates.

Currency Exchange Controls. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligation by making the payment in U.S. dollars on the basis of the most recently available noon buying rate for cable transfers of the currency as reported by the Federal Reserve Bank of New York. The foregoing will apply to any note, whether in global or certificated form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not constitute an event of default under the senior debt indenture.

All determinations referred to above made by the exchange rate agent will be at its sole discretion, unless expressly provided in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement that any determination is subject to our approval. In the absence of manifest error, such determination will be conclusive for all purposes and binding on holders of the notes and on us, and the exchange rate agent will have no liability for those determinations.

Any payment shall be made in the specified currency for such payment unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the original issue date, in which case the specified currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is the specified currency for any payment, the specified currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all European Monetary Union (“EMU”) Countries, provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the specified currency for such payment shall be deemed not to be available to us on such day.

Book-Entry System

Unless we specify differently in the pricing supplement relating to your notes, your notes will be initially represented by one or more global notes in book-entry form. You should read the section “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus for general information about this type of arrangement and your rights under such arrangement.

MATERIAL UNITED STATES TAXATION CONSIDERATIONS

This section updates and supplements the material United States federal income tax consequences of owning, selling and disposing of the notes described in “Material United States Taxation Considerations — Taxation of Debt Securities” in the accompanying prospectus. This section also updates and supplements the opinion of Sullivan & Cromwell LLP in the accompanying prospectus and is subject to the limitations set forth therein. Neither this prospectus supplement nor the accompanying prospectus addresses the material United States federal income tax consequences of owning, selling and disposing of indexed notes, which will be described in an applicable pricing supplement.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Beginning in 2014, a 30% withholding tax may be imposed on certain payments to you or certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such institutions fail to comply with certain information reporting requirements (“FATCA withholding”). Such payments generally will include U.S.-source interest and the gross proceeds from the sale or other disposition of notes that can produce U.S.-source interest. Amounts that you receive on the notes could be subject to this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold notes through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). However, such payments will only include interest paid on and proceeds from the sale or other disposition of notes issued or materially modified on or after January 1, 2014. In addition, withholding will not apply to payments of gross proceeds from a sale or other disposition of notes before January 1, 2017. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your notes. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, the refund application process has not yet been finalized, so even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Notes

Subject to the terms and conditions of the distribution agreement dated the date hereof and entered into with respect to the notes, we are offering the notes on a continuous basis through the agents, which have agreed to use their best efforts to solicit offers to purchase the notes. We have the sole right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. The agents are AIG Global Capital Markets Securities, LLC, ANZ Securities, Inc., Barclays Capital Inc., Bank of New York Mellon Capital Markets, LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., ING Financial Markets LLC, J.P. Morgan Securities LLC, Lloyds Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co LLC, nabSecurities, LLC, Natixis Securities Americas LLC, Nomura Securities International, Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, RBS Securities Inc., Santander Investment Securities Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC, SMBC Nikko Capital Markets Limited, Standard Chartered Bank, UBS Securities LLC, UniCredit Capital Markets LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC. We may appoint agents, other than and in addition to such named agents. Any other agents will be named in the applicable pricing supplement and will enter into the distribution agreement referred to above. As compensation for an agent’s services hereunder, we will pay commissions on notes sold through such agent, which may be in the form of a discount or otherwise, and which will be negotiated between the applicable agent and us at the time of sale and disclosed in the applicable pricing supplement. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

We may also sell notes to an agent that will purchase the notes as principal for its own account. Any such sale will be made at a discount to be agreed upon at the time of sale. Any notes that an agent purchases as principal may be resold at the market price or at other prices, including prices based on negotiated transactions, determined by the agent at the time of resale and may be resold to other dealers. Until permitted by appropriate regulatory authority (including FINRA), AIG Global Capital Markets Securities, LLC will not be authorized to purchase the notes as principal. We may also sell notes directly to investors or through other brokers identified in the applicable pricing supplement. No commission will be paid on any notes that we sell directly. Expenses for our printing, rating agency, trustee, legal and accounting fees and other expenses allocable to the offering of the notes, excluding underwriting discounts and commissions, will be specified in the applicable pricing supplement.

An agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Act”). We have agreed to indemnify the agents against certain liabilities, including liabilities under the Act, or to contribute to payments the agents may be required to make in respect of these liabilities. We have agreed to reimburse the agents for customary legal fees and other expenses incurred by them in connection with the offer and sale of the notes.

An agent may sell to dealers who may resell to investors and the agent may pay all or part of the discount or commission it receives from us to the dealers. Such dealers may be deemed to be “underwriters” within the meaning of the Act.

In connection with the offering, the agents may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater principal amount of notes than it is required to purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The agents also may impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased notes sold by or for the account of such agent in stabilizing or short covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise. Each issuance of notes will be a new issue of securities with no established trading market and, unless otherwise stated in the pricing supplement, will not be listed on a securities exchange or quotation system. No assurance can be given as to the liquidity of the trading market for the notes. The agents may from time to time make a market in the notes but are not obligated to do so and may cease at any time.

Although we expect that delivery of the notes generally will be made against payment on the third business day following the date of any contract for sale (such settlement cycle referred to as “T+3”), we may specify a shorter or longer settlement cycle in the applicable pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable pricing supplement for an offering of notes, purchasers who wish to trade those notes on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable pricing supplement, will be required, by virtue of the fact that those notes will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisers in connection with that election.

After the initial public offering of notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price and the discounts offered by the agents to other dealers may be changed.

Unless otherwise indicated in the applicable pricing supplement, the purchase price of the notes will be required to be paid in immediately available funds in The City of New York.

We may enter into hedging transactions in connection with any particular issue of notes, including forwards, futures, options, swaps and repurchase or reverse repurchase transactions with, or arranged by, an agent participating in the distribution of that issue of notes, or an affiliate of that agent. Agents and their affiliates may receive compensation, trading gain or other benefits in connection with such hedging transaction.

Conflicts of Interest. AIG Global Capital Markets Securities, LLC, an AIG subsidiary, is an agent that may participate in the distribution of the notes and will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. As a result, any distribution of the notes in which AIG Global Capital Markets Securities, LLC, or any other broker-dealer subsidiary of AIG in the future, participates will be conducted in accordance with the requirements of that rule. Neither AIG Global Capital Markets Securities, LLC nor any other broker-dealer subsidiary of AIG in the future will sell notes to any discretionary account without the specific written approval from the accountholder.

AIG Global Capital Markets Securities, LLC and the other agents or their affiliates may in the future engage in transactions with and/or perform various services for us in the ordinary course of their respective businesses. Certain of the agents and their respective affiliates have rendered and may in the future render various investment banking, lending and commercial banking services and other advisory services to us and our subsidiaries. Certain of these relationships involve transactions that are material to us and our affiliates and for which those agents received significant fees. Certain of the agents have received, and may in the future receive, customary compensation from us and our subsidiaries for such services.

In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of AIG. If any of the agents or their affiliates has a lending relationship with us, certain of those agents or their affiliates routinely hedge, and certain other of those agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As previously announced, we have been conducting a review of our dealings with certain counterparties with which we did securities and related business before and during the recent financial crisis to determine what legal claims we may have to recover from counterparties that harmed us by their conduct. These counterparties include a number of financial institutions, including certain of the agents and various of their affiliates. In connection with this review, we have entered into agreements with a number of such counterparties, including certain agents, tolling the statute of limitations in respect of claims we may have against those counterparties and, in some cases, that the counterparties may have against us. In addition, we have formally commenced litigation against one of the agents with respect to related matters.

Selling Restrictions

No action has been or will be taken by us or any agent that would permit a public offering of the notes, or possession or distribution of this prospectus supplement, the accompanying prospectus, any applicable pricing supplement or any other offering or publicity material relating to the notes, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus, any applicable pricing supplement and any other offering or publicity material relating to the notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared, and any applicable pricing supplement will be prepared, on the basis that any offer of notes in any Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of notes which are the subject of an offering contemplated in this prospectus supplement, the accompanying prospectus or any applicable pricing supplement may only do so in circumstances in which no obligation arises for AIG or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither AIG nor any agent has authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for AIG or any agent to publish a prospectus for such offer.

In relation to each Relevant Member State, each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer to the public of notes which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any applicable pricing supplement in the Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer to the public of such notes in that Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant agent or agents nominated by AIG for any such offer; or

(c) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall require AIG or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out below.

We have not authorized and do not authorize the making of any offer of the notes through any financial intermediary on our behalf, other than offers made by the agents with a view to the final placement of the notes as contemplated in the distribution agreement; accordingly, no purchaser of the notes, other than the agents, is authorized to make any further offer of the notes on our behalf or on behalf of the agents, except in each case for dealers as set forth above in the fourth paragraph of this section entitled “Plan of Distribution” and as set forth under the sub-section “Market Making Resales By Subsidiaries of AIG” below.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to and directed at, and any applicable pricing supplement will only be distributed to and directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any applicable pricing supplement or any of their contents.

Each agent has represented and agreed that, and each further agent appointed under the program will be required to represent and agree, that:

(a) in relation to any notes which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000, as amended (the “FSMA”), by AIG;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any applicable pricing supplement in circumstances in which Section 21(1) of the FSMA does not apply to AIG; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

These selling restrictions are in addition to any other selling restrictions set out in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement.

Hong Kong

The contents of this prospectus supplement, the accompanying prospectus and the applicable pricing supplement have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this prospectus supplement, the accompanying prospectus and the applicable pricing supplement, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

Japan

The notes offered in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

This prospectus supplement, the accompanying prospectus and the applicable pricing supplement have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this prospectus supplement nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this prospectus supplement, the accompanying prospectus and the applicable pricing supplement may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased the notes, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the notes under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law.

South Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the notes may not be re-sold to South Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Market-Making Resales By Subsidiaries of AIG

If permitted by appropriate regulatory authority (including FINRA), this prospectus supplement, the accompanying prospectus and the applicable pricing supplement may in the future be used by AIG Global Capital Markets Securities, LLC, or other subsidiaries of AIG, in connection with the offers and sales of the notes in market-making transactions. In such market-making transactions, subsidiaries of AIG may resell the notes they acquire from other holders after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, subsidiaries of AIG may act as principal or agent. Subsidiaries of AIG may receive compensation in the form of discounts and commissions from both the purchaser and seller. Subsidiaries of AIG may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus and the applicable pricing supplement for this purpose.

We do not expect to receive any proceeds from market-making transactions. We do not expect that AIG Global Capital Markets Securities, LLC or any other subsidiary of AIG that is permitted to engage in these transactions will pay any proceeds from market-making resales to us.

In this prospectus supplement, an offering of the notes refers to the initial offering of the notes made in connection with their original issuance, and does not refer to any subsequent resales of the notes in market-making transactions.

Except for notes issued upon a reopening of a previous series, each series of offered notes will be a new issue of notes and will have no established trading market. Any agents to whom notes are sold for public offering and sale may make a market in such notes, but such agents will not be obligated to do so and may discontinue any market-making at any time without notice. The notes may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the notes.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent informs you in your confirmation of sale that your note is being purchased in its original offering and sale, you may assume that you are purchasing your note in a market-making transaction.

VALIDITY OF THE NOTES

Unless otherwise specified in the applicable pricing supplement, the validity of the notes will be passed upon for us by our corporate counsel, who may be James J. Killerlane III, an Associate General Counsel and Assistant Secretary of AIG, or any other person holding the title of General Counsel or Associate General Counsel of AIG to be specified in the applicable pricing supplement. Mr. Killerlane is regularly employed by AIG, participates in various AIG employee benefit plans under which he may receive shares of common stock and currently beneficially owns less than 1 percent of the outstanding shares of common stock. If specified in the applicable pricing supplement, the validity of the notes may be passed upon for us by Sullivan & Cromwell LLP, New York, New York. The validity of the notes will be passed upon for any agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to AIG and its affiliates.

PROSPECTUS

American International Group, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

American International Group, Inc. (AIG) may offer to sell senior debt securities, common stock or preferred stock, either separately or represented, in the case of preferred stock, by depositary shares. Any series of debt securities or preferred stock may be convertible into or exercisable or exchangeable for common stock or another series of preferred stock or other securities of AIG or debt or equity securities of one or more other entities. AIG may offer and sell debt securities, common stock or preferred stock, or in the case of the preferred stock, depositary shares from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG”.

AIG may issue all or a portion of the debt securities in the form of one or more permanent global certificates. The common stock and preferred stock will be issued in direct registration form on the books and records of AIG.

The United States Department of the Treasury, as a selling shareholder, may use this prospectus in connection with its resale of shares of common stock from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Information about the selling shareholder and its resale of shares of common stock, including the relationship between the selling shareholder and AIG and the amounts, prices and other terms of the applicable offering, will be included in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in the securities involves certain risks. See “Risk Factors” referred to on page 1 to read about certain factors you should consider before buying the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AIG may offer and sell these securities directly to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis.

The date of this prospectus is June 29, 2012.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “AIG,” “we,” “our,” “us” and similar references mean American International Group, Inc. and its subsidiaries.

AIG is responsible only for the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued or authorized by AIG and the documents incorporated by reference in this prospectus or any prospectus supplement. Neither AIG nor the selling shareholder has authorized anyone to provide you with any other information, and AIG and the selling shareholder take no responsibility for any other information that others may give you. AIG is offering to sell the securities, and the selling shareholder is offering to sell shares of common stock, only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include, and AIG’s officers and representatives may from time to time make projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements may address, among other things:

•	the timing of the disposition of the ownership position of the United States Department of the Treasury (“Treasury”) in AIG;

•	the cash flow projections and fair value for AIG’s interest in Maiden Lane III LLC;

•	the monetization of AIG’s interests in International Lease Finance Corporation (“ILFC”);

•	AIG’s exposures to subprime mortgages, monoline insurers, the residential and commercial real estate markets, state and municipal bond issuers and sovereign bond issuers;

i

•	AIG’s exposure to European governments and European financial institutions;

•	AIG’s strategy for risk management;

•	AIG’s ability to retain and motivate its employees;

•	AIG’s generation of deployable capital;

•	AIG’s return on equity and earnings per share long-term aspirational goals;

•	AIG’s strategies to grow net investment income, efficiently manage capital and reduce expenses;

•	AIG’s strategies for customer retention, growth, product development, market position, financial results and reserves; and

•	the revenues and combined ratios of AIG’s subsidiaries.

It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include:

•	actions by credit rating agencies;

•	changes in market conditions;

•	the occurrence of catastrophic events;

•	significant legal proceedings;

•	concentrations in AIG’s investment portfolios, including its municipal bond portfolio;

•	judgments concerning casualty insurance underwriting and reserves;

•	judgments concerning the recognition of deferred tax assets;

•	judgments concerning deferred policy acquisition costs recoverability;

•	judgments concerning the recoverability of aircraft values in ILFC’s fleet; and

•

such other factors as are discussed throughout Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 and in Part I, Item 1A. Risk Factors and throughout Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended by Amendment No. 1 and Amendment No. 2 on Form 10-K/A filed on February 27, 2012 and March 30, 2012, respectively (collectively, the “Annual Report on Form 10-K”) and discussed throughout Exhibit 99.2, Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Current Report on Form 8-K dated May 4, 2012.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the Securities and Exchange Commission (the “SEC”) proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. publicly listed company. You may read and copy any document AIG files at the SEC’s public reference room in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. AIG’s SEC filings are also available to the public through:

•	The SEC’s website at www.sec.gov; and

•	The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG”.

AIG has filed with the SEC a registration statement on Form S-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.

The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC (other than information that is deemed “furnished” to the SEC) which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. AIG incorporates by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until all the securities are sold (except for information in these documents or filings that is deemed “furnished” to the SEC):

(1)         Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 23, 2012, Amendment No. 1 on Form 10-K/A filed on February 27, 2012 and Amendment No. 2 on Form 10-K/A filed on March 30, 2012.

(2)         The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed on May 3, 2012.

(3)         The definitive proxy statement on Schedule 14A filed on April 5, 2012 and the definitive additional materials on Schedule 14A filed on May 10, 2012.

(4)         Current Reports on Form 8-K filed on January 11, 2012, February 23, 2012, March 5, 2012, March 6, 2012, March 8, 2012, March 13, 2012, March 13, 2012, March 22, 2012, March 22, 2012, April 10, 2012, May 3, 2012, May 4, 2012, May 10, 2012, May 10, 2012, May 16, 2012, May 24, 2012, June 21, 2012 and June 29, 2012.

(5)         The description of common stock in the registration statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Exchange Act, and the description of the share purchase rights associated with the common stock in the registration statement on Form 8-A, dated March 9, 2011, filed pursuant to Section 12(b) of the Exchange Act.

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Investor Relations Department, 180 Maiden Lane, New York, New York 10038, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aig.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

ABOUT AMERICAN INTERNATIONAL GROUP, INC.

AIG, a Delaware corporation, is a leading international insurance organization serving customers in more than 130 countries. AIG companies serve commercial, institutional and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG’s principal executive offices are located at 180 Maiden Lane, New York, New York 10038, and its main telephone number is (212) 770-7000. AIG’s internet address for its corporate website is www.aig.com. Except for the documents referred to under “Where You Can Find More Information” in this prospectus or any accompanying prospectus supplement which are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

RISK FACTORS

Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in Part I, Item 1A. Risk Factors of the Annual Report on Form 10-K (see “Where You Can Find More Information” in this prospectus).

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, AIG intends to use the net proceeds from the sale of any securities for general corporate purposes.

AIG will not receive any proceeds from the sale of shares of common stock by the selling shareholder.

DESCRIPTION OF DEBT SECURITIES AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.

Debt Securities Will Be Senior and Unsecured

The senior debt securities will not be subordinated to any of our other obligations or be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The Senior Debt Indenture

The senior debt securities are governed by a document called an indenture — the senior debt indenture. The senior debt indenture is a contract between AIG and The Bank of New York Mellon, which acts as trustee.

The trustee has two main roles:

1.         The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the senior debt indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2.         The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The senior debt indenture and its associated documents contain the full legal text of the matters described in this section. The senior debt indenture and the debt securities are governed by New York law. A copy of the senior debt indenture is an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under the senior debt indenture as we wish. The provisions of the senior debt indenture allow us not only to issue debt securities with terms different from those previously issued but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the senior debt indenture, including definitions of certain terms used in the senior debt indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the senior debt indenture. Whenever we refer to particular sections or defined terms of the senior debt indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the senior debt indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to any specific series of debt securities, including original issue discount securities, may describe certain additional federal income tax considerations, if any, and any other special considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of AIG;

•

the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	if other than U.S. dollars, the currency of payment of principal and any premium and interest on debt securities of the series;

•

if the currency of payment for principal and any premium and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index used to determine the amount of payment of principal or any premium or interest on the series of debt securities;

•	any covenants we make for the benefit of the series of debt securities;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•

if the series of debt securities will be issuable in whole or in part in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

An investment in debt securities linked to an index may involve special risks. The prospectus supplement or pricing supplement relating to a series of indexed debt securities will describe the risks relating to such series of debt securities.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	Our right to release ourselves from all or some of our obligations under the debt securities and the senior debt indenture by a process called Defeasance; and

•	Holders’ rights if we Default or experience other financial difficulties.

Any covenants that apply to any series of the debt securities will be described in an applicable prospectus supplement.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 or integral multiples thereof. (Section 302)

If a debt security is issued as a registered global debt security, only the depositary named in your prospectus supplement will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures and the special provisions that apply to a registered global debt security, the depositary and its participants under “Legal Ownership and Book-Entry Issuance.”

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 (or such integral multiple of $1,000 as may be specified in the applicable prospectus supplement) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305) The trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually approximately fifteen days in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities should take into consideration the fact that we will pay all the interest for an interest period to the registered holder as of the regular record date. Holders commonly adjust the sale price of the securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at our office or agency in The City of New York, which initially will be the corporate trust office of the trustee currently located at 101 Barclay Street, New York, New York 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106) We discuss legal ownership of debt securities held in book-entry form below under “Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease our properties and assets substantially as an entirety to another company or firm. However, we may not take any of these actions unless all the following conditions are met:

•

When we merge or consolidate out of existence or sell or lease our properties and assets substantially as an entirety, the other company or firm may not be organized under a foreign country’s laws — that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law — and it must agree to be legally responsible for the debt securities.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. (Section 801)

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we do not sell our properties and assets substantially as an entirety. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the senior debt indenture and the debt securities.

Changes Requiring Approval of All Holders.    First, there are changes that cannot be made to the senior debt indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under the indenture. Affected debt securities may be all or less than all of the debt securities issued under the senior debt indenture or all or less than all of the debt securities of a series. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount debt security) following a default;

•	change the place or currency of payment on a debt security;

•	impair a holder’s right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the senior debt indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the senior debt indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the senior debt indenture. (Section 902)

Changes Requiring a Majority Vote.    The second type of change to the senior debt indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of particular debt securities affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the senior debt indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513)

Changes Not Requiring Approval.    The third type of change to the senior debt indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901)

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because they are based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

•	Debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor’s affiliates will be disregarded.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance.” (Section 1302)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the senior debt indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen the period during which holders may take action. (Section 104)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE SENIOR DEBT INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Section 1301)

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•

We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

Deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, certain provisions of the senior debt indenture and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the prospectus supplement.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is An Event of Default? The term “Event of Default” means any of the following:

•	We do not pay the principal of or any premium on a debt security within 5 days of its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit money in a separate account, known as a sinking fund, within 5 days of its due date.

•

We remain in breach of any covenant or warranty of the senior debt indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs.    If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the senior debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series, provided that all other defaults have been cured and all payment obligations have been made current. (Section 502)

You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has the special duties described above, the trustee is not required to take any action under the senior debt indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section 603) If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the senior debt indenture with respect to the debt securities of that series. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	The holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

•

The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action; and

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their best knowledge we are in compliance with the senior debt indenture and the debt securities, or else specifying any default. (Section 1004)

Our Relationship with the Trustee

The Bank of New York Mellon is one of our lenders and from time to time provides other banking services to us and our subsidiaries.

The Bank of New York Mellon serves as the trustee for our debt securities and our subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to either the debt securities offered by this prospectus or any series of subordinated debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF COMMON STOCK

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own common stock registered in their own names, on the books that we maintain for this purpose. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus.

General

AIG’s authorized capital stock includes 5,000,000,000 shares of common stock (par value $2.50 per share). As of May 31, 2012, there were 1,728,456,852 shares of common stock outstanding.

All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of common stock are entitled:

•	to receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends; and

•

in the event of dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in AIG’s restated certificate of incorporation.

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Authorized but unissued shares of common stock may be issued without shareholder approval.

AIG has adopted direct company registration of its common stock. Holders of shares of common stock will not receive stock certificates evidencing their share ownership. Instead, they will be provided with a statement reflecting the number of shares registered in their accounts.

The transfer agent for our common stock is Wells Fargo Bank, N.A.

Protective Amendment

Our board of directors and our shareholders approved an amendment to our previous amended and restated certificate of incorporation, which amendment has been included in our current restated certificate of incorporation (such amendment, the “Protective Amendment”). The purpose of the Protective Amendment is to prevent certain transfers of our securities that could result in an ownership change under Section 382 (“Section 382”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and, therefore, materially inhibit our ability to use certain net operating loss carryforwards, capital loss carryforwards and foreign tax credit carryforwards to reduce future income taxes (the “Tax Attributes”).

The Protective Amendment generally restricts any direct or indirect transfer of our common stock (such as transfers of our securities that result from the transfer of interests in other entities that own our common stock) if the effect would be to:

•

increase the direct, indirect or constructive ownership by any Person (as defined below) to 4.99 percent or more of our common stock then outstanding or certain other classes of stock then outstanding (a “Five Percent Shareholder”); or

•	increase the percentage of our stock owned directly, indirectly or constructively by a Five Percent Shareholder.

“Person” means any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury Regulation §1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity. Restricted transfers include sales to Persons whose resulting percentage ownership (direct, indirect or constructive) of our common stock would equal or exceed the 4.99 percent threshold discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to equal or exceed such threshold. Complicated stock ownership rules prescribed by the Code (and Treasury regulations promulgated thereunder) apply in determining whether a Person is a Five Percent Shareholder under the Protective Amendment.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to AIG securities to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the direct owner of our securities will be deemed to have disposed of, and required to dispose, the excess stock (as defined below), with such disposition being deemed to occur simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) will not be recognized as the owner of the securities owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of our common stock, or in the case of options, receiving our common stock in respect of their exercise. In this prospectus, the common stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or, in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to the transferor in the prohibited transfer, or to a charitable beneficiary if the transferor cannot be readily identified. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of our agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount, not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares for an amount equal to the proceeds of such sale (taking into account the actual costs incurred by our agent)).

The transfer restrictions in the Protective Amendment are subject to certain exceptions. Among other things, a transfer from one member of a “public group” (as defined under Section 382) to another member of the same public group that does not result in such transferee being treated as a “5-percent shareholder” (as defined under Section 382) does not increase the percentage interests taken into account for purposes of determining an ownership change and, therefore, such transfers are generally not restricted. In addition, our board of directors will have the discretion to approve a transfer of our securities that would otherwise violate the transfer restrictions if it determines that the transfer is in our best interests or if the board of directors receives a report, at the board of directors’ request, from our advisors that the proposed transfer does not create a significant risk of material adverse tax consequences to us. The board of directors is also required to approve any proposed transfer by Treasury if that transfer and all prior and anticipated transfers or other transactions during the relevant testing period do not result in an “owner shift” of more than 40 percent under Section 382.

The Protective Amendment expires on the earliest of (i) the close of business on the third anniversary of the annual meeting of our shareholders in 2011, (ii) the date on which our board of directors receives, at its request, a report from our advisors that the Protective Amendment is no longer necessary for the preservation of the Tax Attributes because of the amendment or repeal of Section 382 or any other change in law, (iii) the first day of a taxable year to which our board of directors receives a report, at its request, from our advisors that no Tax Attributes may be carried forward, and (iv) such date as the board of directors determines for the restrictions in the Protective Amendment to terminate.

The Tax Asset Protection Plan

Our board of directors adopted our Tax Asset Protection Plan (the “Tax Asset Protection Plan”) on March 9, 2011 and our shareholders ratified the Tax Asset Protection Plan at our annual meeting of shareholders on May 11, 2011. Subject to certain limited exceptions, the Tax Asset Protection Plan is intended to act as a deterrent to any person or group acquiring 4.99 percent or more of our outstanding common stock (an “Acquiring Person”) without the approval of our board of directors. Shareholders who owned 4.99 percent or more of our common stock as of the close of business on March 9, 2011 generally will not trigger the Tax Asset Protection Plan so long as they do not acquire any additional shares of our common stock. Treasury is the only shareholder who owned 4.99 percent or more of our common stock as of the close of business on March 9, 2011. Our board of directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Tax Asset Protection Plan with respect to which it receives, at its request, a report from our advisors to the effect that such exemption would not create a significant risk of material adverse tax consequences to us, or our board of directors otherwise determines it is in our best interests.

The Rights.    Our board of directors authorized the issuance of one right per each outstanding share of our common stock payable to our shareholders of record as of the close of business on March 18, 2011. Subject to the terms, provisions and conditions of the Tax Asset Protection Plan, if these rights become exercisable, each right would initially represent the right to purchase from us one ten-thousandth of a share of our Participating Preferred Stock, par value $5.00 per share (the “Participating Preferred Stock”), for a purchase price of $185.00 per right (the “Exercise Price”). If issued, each one ten-thousandth of a share of Participating Preferred Stock would generally give a shareholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a shareholder, including without limitation any dividend, voting or liquidation rights.

Exercisability.    The rights will not be exercisable until the earlier of (i) a public announcement by us that a person or group has become an Acquiring Person (the date of such public announcement is referred to herein as the “Stock Acquisition Date”) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would directly, indirectly or constructively own 4.99 percent or more of our outstanding common stock. We refer to the date on which the rights become exercisable as the “Separation Time”.

Until the Separation Time, our common stock certificates (or the registration of uncertificated shares on our stock transfer books) will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Separation Time will constitute a transfer of the associated rights. After the Separation Time, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.

If there is an Acquiring Person on the Separation Time or a person or group becomes an Acquiring Person after the Separation Time, each holder of a right, other than rights that are or were beneficially owned by an Acquiring Person (which will be void), will thereafter have the right to receive upon exercise of a right and payment of the Exercise Price that number of shares of our common stock (or, at AIG’s election, Participating Preferred Stock) having a market value of two times the exercise price of the right.

Exchange.    At any time after the Stock Acquisition Date, provided the Acquiring Person does not hold 50 percent or more of the outstanding common stock, our board of directors may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person (which will be void) in whole or in part, at an exchange ratio equal to one share of our common stock (or one ten-thousandth of a share of Participating Preferred Stock) per right.

Redemption.    At any time until the Stock Acquisition Date, the board of directors may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the “Redemption Price”). Immediately upon action of the board of directors ordering redemption of the rights, the right to exercise the rights will terminate, and the only right of the holders of rights will be to receive the Redemption Price.

Anti-Dilution Provisions.    The Exercise Price and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of our common stock.

Amendments.    Any of the provisions of the Tax Asset Protection Plan may be amended by our board of directors at any time and in any manner.

Expiration.    The rights issued pursuant to the Tax Asset Protection Plan will expire on the earliest of (i) the close of business on March 9, 2014, provided that the board of directors may determine to extend the Tax Asset Protection Plan prior to such date as long as our shareholders are asked to ratify such extension at the next succeeding annual meeting, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the time at which our board of directors receives, at its request, a report from our advisors that the Tax Attributes are utilized in all material respects or no longer available in any material aspect or that an ownership change under Section 382 or any applicable state law would not adversely impact in any material respect the time period in which we could use the Tax Attributes, or materially impair the amount of the Tax Attributes that could be used.

DESCRIPTION OF PREFERRED STOCK AND DEPOSITARY SHARES AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that we maintain or, in the case of the depositary shares, the depositary maintains for this purpose. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus.

We may issue preferred stock in one or more series. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

Our authorized capital stock includes 100,000,000 shares of preferred stock, par value $5.00 per share. The preferred stock will be governed by Delaware law. The prospectus supplement with respect to any offered preferred stock will include a description of the preferred stock that may be outstanding as of the date of the prospectus supplement.

The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

•	dividend rights;

•	conversion or exchange rights;

•	voting rights;

•	redemption rights and terms;

•	liquidation preferences;

•	sinking fund provisions;

•	the serial designation of the series; and

•	the number of shares constituting the series.

In addition, as described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares,” we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts. The rights of holders of preferred stock may be adversely affected by the rights of holders of existing preferred stock or preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.

Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of AIG.

All preferred stock will be issued in direct company registration form on the books and records of AIG. Purchasers of shares of preferred stock will be provided with a statement reflecting the number of shares registered in their accounts.

The prospectus supplement relating to any specific series of preferred stock may describe certain additional federal income tax considerations, if any, and any other special considerations applicable to such preferred stock.

Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares

If we issue depositary shares evidenced by depositary receipts instead of issuing whole individual shares of any series of preferred stock, each depositary share shall represent a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be AIG, a bank or other financial institutional selected by us and named in the prospectus supplement, as preferred stock depositary, and the holders from time to time of depositary receipts issued under that deposit agreement. Under each deposit agreement, only the name of the person in whose name the depositary shares are registered on the records of the depositary is recognized as the holder of that security.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of the form of deposit agreement.

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.

CONSIDERATIONS RELATING TO NON-U.S. DOLLAR DEBT SECURITIES

This prospectus and any attached prospectus supplement (including any pricing supplement) do not describe all the risks of an investment in debt securities denominated in a currency other than U.S. dollars. You should consult your own financial and legal advisors about the risks of an investment in debt securities denominated in a currency, including any composite currency, other than U.S. dollars. If you are unsophisticated with respect to foreign currency transactions, these debt securities are not an appropriate investment for you.

The information set forth in this prospectus is applicable to you only if you are a U.S. resident. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments on the debt securities. If you are not a U.S. resident, you should consult your own financial and legal advisors with regard to such matters.

Information About Exchange Rates May Not Be Indicative of Future Performance

With respect to any debt security denominated in a currency other than U.S. dollars, the applicable pricing supplement may include a currency supplement on the applicable specified currency. A currency supplement may include historical exchange rates for the specified currency. Information concerning exchange rates is furnished as a matter of information only. You should not regard such information as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

An Investment in a Non-U.S. Dollar Debt Security Involves Currency-Related Risks

If you invest in debt securities that are denominated in a currency other than U.S. dollars, your investment may be subject to significant risks that are not associated with a similar investment in a debt security denominated in U.S. dollars. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. These risks depend on events over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

In recent years, rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may be expected to continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a debt security with a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the dollar-equivalent value of payments on the debt security, including the principal payable at maturity or the settlement value payable upon exercise. That, in turn, could cause the market value of the debt security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Debt Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated debt securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar debt security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the U.S. dollar equivalent value of the debt security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to those developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payments are made, or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Debt Securities May Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

Debt securities payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use may be for a date substantially before the payment date. In addition, a determination of the exchange rate may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may not reflect currency market conditions at the time of payment and may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.

Payments Due in Other Currencies May Be Made From an Overseas Bank

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on debt securities made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency.

We Will Not Adjust Non-U.S. Dollar Debt Securities to Compensate for Changes in Currency Exchange Rates

Except as described in the applicable prospectus supplement, we will not make any adjustment or change in the terms of a debt security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Debt Security, an Investor May Bear Currency Exchange Risk

The debt securities we are offering will be governed by New York law. Under New York law, a New York state court rendering a judgment on a debt security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain a judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in the applicable prospectus supplement or pricing supplement). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

References to “AIG”, “us,” “we” or “our” in this section mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc. In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities. When we use the term “securities” in this section, we mean the debt securities we may offer with this prospectus.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the senior debt indenture, only the person in whose name a security is registered on the records of the registrar is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary described below under “— What is a Global Security?” as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to that depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under the senior debt indenture and the obligations, if any, of any third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the senior debt indenture for a series of securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable prospectus supplement or pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non- Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•	if we determine and notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the limited circumstances described above under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.”

To facilitate subsequent transfers, the securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them, respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the relevant trustee to Cede & Co., or other nominee as may be requested by an authorized representative of DTC. DTC’s usual practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the relevant trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the relevant trustee, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

MATERIAL UNITED STATES TAXATION CONSIDERATIONS

This section describes the material United States federal income tax consequences of owning certain of the debt securities, common stock, preferred stock and depositary shares we are offering. The material United States federal income tax consequences of owning the debt securities described below under “— Taxation of Debt Securities — United States Holders — Other Debt Securities,” and of owning preferred stock that may be convertible into or exercisable or exchangeable for securities or other property will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns debt securities, common stock, preferred stock or depositary shares that are a hedge or that are hedged against interest rate or currency risks;

•	a person subject to the alternative minimum tax;

•	a person that owns debt securities, common stock, preferred stock or depositary shares as part of a straddle or conversion transaction for tax purposes;

•	a person that purchases or sells debt securities, common stock, preferred stock or depositary shares as part of a wash sale for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, common stock, preferred stock or depositary shares, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding debt securities, common stock, preferred stock or depositary shares should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities, common stock, preferred stock or depositary shares.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a debt security, common stock, preferred stock or depositary shares, and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a United States alien holder if you are the beneficial owner of a debt security, common stock, preferred stock or depositary shares, and you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•

an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security, common stock, preferred stock or depositary shares.

Taxation of Debt Securities

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “— United States Holders — Other Debt Securities,” which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

United States Holders

Payments of Interest

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “— Variable Rate Debt Securities.”

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

•	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

•	a fixed multiple that is greater than 0.65 but not more than 1.35; or

•	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Currency Original Issue Discount Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “— Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount will accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income currently unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you would compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount;”

•	attributable to accrued but unpaid interest;

•	the rules governing contingent payment obligations apply; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the debt security is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Other Debt Securities

The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to debt securities that may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of AIG parent or debt or equity securities of one or more third parties, debt securities that are subject to the rules governing contingent payment obligations, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its interest income and its net gains from the disposition of the debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are advised to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security:

•

we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

•

you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person;

•

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

•	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

•

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the United States Internal Revenue Service); or

•	a U.S. branch of a non-United States bank or of a non-United States insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the United States Internal Revenue Service);

•	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

•

certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

•	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

•

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Pursuant to Treasury regulations, United States taxpayers must report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax will be imposed on certain payments that are made to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest. However, under proposed regulations, such payments will only include interest and proceeds of debt securities issued on or after January 1, 2013. In addition, under administrative guidance and proposed regulations, withholding would only be made to payments of interest made on or after January 1, 2014, and to payments of gross proceeds from a sale or other disposition of debt securities made on or after January 1, 2015.

Backup Withholding and Information Reporting

United States Holders.    In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holders.    In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

•

other documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Taxation of Common Stock, Preferred Stock and Depositary Shares

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the common stock, preferred stock and depositary shares that we may offer other than preferred stock that may be convertible into, or exercisable or exchangeable for, securities or other property, which will be described in the applicable prospectus supplement. When we refer to preferred stock in this subsection, we mean both preferred stock and depositary shares.

United States Holders

Distributions

You will be taxed on distributions on common stock or preferred stock as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a noncorporate United States holder, dividends paid to you in taxable years beginning before January 1, 2013 will be taxable to you at a maximum rate of 15%, provided that you hold your shares of common stock or preferred stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if a dividend is on preferred stock and is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of preferred stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 70% dividends-received deduction.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the common stock or preferred stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the common stock or preferred stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the common stock or preferred stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

Limitations on Dividends-Received Deduction

Corporate shareholders may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in common stock or preferred stock should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in certain portfolio stock;

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 91 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends

If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the common stock or preferred stock by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the common stock or preferred stock generally would be a dividend that:

•

equals or exceeds 5% (in the case of preferred stock) or 10% (in the case of common stock) of the corporate shareholder’s adjusted tax basis in the common stock or preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate shareholder’s adjusted tax basis in the common stock or preferred stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on the common stock or preferred stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a repurchase or redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of common stock or preferred stock in your particular circumstances.

Redemption Premium

If we may redeem your preferred stock at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as an original issue discount debt security for United States federal income tax purposes. See “— Taxation of Debt Securities — United States Holders — Original Issue Discount” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “— Limitations on Dividends-Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.

Sale or Exchange of Common Stock and Preferred Stock Other Than by Repurchase or Redemption

If you sell or otherwise dispose of your common stock or preferred stock (other than by repurchase or redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the common stock or preferred stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Repurchase or Redemption of Common Stock or Preferred Stock

If we repurchase or redeem your common stock or preferred stock, it generally would be a taxable event. You would be treated as if you had sold your common stock or preferred stock if the repurchase or redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we repurchase or redeem your common stock or preferred stock in a repurchase or redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the common stock or preferred stock repurchased or redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the common stock or preferred stock for more than one year.

If a repurchase or redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current or accumulated earnings and profits. Any amount in excess of our current and accumulated earnings and profits would first reduce your tax basis in the common stock or preferred stock and thereafter would be treated as capital gain. If a repurchase or redemption of the common stock or preferred stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the treatment of your basis in the repurchased or redeemed common stock or preferred stock.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its dividend income and its net gains from the disposition of the common stock and preferred stock, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are advised to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the common stock and preferred stock.

United States Alien Holders

Except as described below, if you are a United States alien holder of common stock or preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock and Preferred Stock

If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock or preferred stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•

you are an individual, you hold the common stock or preferred stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•	we are or have been a United States real property holding corporation for federal income tax purposes and certain other conditions are met.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Common stock or preferred stock held by a United States alien holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax will be imposed on certain payments that are made to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments would include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Under administrative guidance and proposed regulations, withholding would only be made on payments of interest and dividends made on or after January 1, 2014, and to payments of gross proceeds from the sale or other disposition of our common stock or preferred stock made on or after January 1, 2015.

Backup Withholding and Information Reporting

United States Holders.    In general, if you are a non-corporate United States holder, dividend payments, or other taxable distributions, made on your common stock or preferred stock, as well as the payment of the proceeds from the sale, repurchase or redemption of your common stock or preferred stock that are made within the United States will be subject to information reporting requirements. Additionally, backup withholding will apply to such payments if you are a non-corporate United States holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

If you sell your common stock or preferred stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your common stock or preferred stock through a non-U.S. office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United States Alien Holders.    If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of common stock or preferred stock effected at a United States office of a broker;

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

•

other documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock or preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock or preferred stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock or preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereunder. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans that are subject to Title I of ERISA and plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”)), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the securities that we may offer by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to an applicable exemption. AIG, directly or through its affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of Plans. A purchase of offered securities by any such Plan may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the offered securities are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security offered hereunder. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities offered hereby, provided that neither AIG nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied. The assets of a Plan may include the assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.

Any purchaser or holder of any security offered hereunder or any interest therein will be deemed to have represented by its purchase and holding of the security that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the security on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the security will not constitute or result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities offered hereunder on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the securities offered hereunder have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security offered hereunder to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

VALIDITY OF THE SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and the validity of the securities will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to AIG and its affiliates. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by Kathleen E. Shannon, Senior Vice President and Deputy General Counsel of AIG, or another AIG attorney. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of common stock and currently beneficially owns less than 1 percent of the outstanding shares of common stock.

EXPERTS

The consolidated financial statements and the financial statement schedules incorporated in this prospectus by reference to AIG’s Current Report on Form 8-K dated May 4, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to AIG’s Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of AIA Group Limited incorporated into this prospectus by reference to AIG’s Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance upon the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

U.S. $1,000,000,000

American International Group, Inc.

Medium-Term Notes, Series H

PROSPECTUS SUPPLEMENT

AIG Global Capital Markets Securities, LLC	ANZ Securities	Barclays

BNP PARIBAS	BNY Mellon Capital Markets, LLC	BofA Merrill Lynch

Citigroup	Credit Suisse	Deutsche Bank Securities

Goldman, Sachs & Co.	HSBC	ING

J.P. Morgan	Lloyds Securities	Mizuho Securities

Morgan Stanley	nabSecurities, LLC	Natixis

Nomura	PNC Capital Markets LLC	RBC Capital Markets

RBS	Santander	Scotiabank

SMBC Nikko	SOCIETE GENERALE	Standard Chartered Bank

UBS Investment Bank	UniCredit Capital Markets	US Bancorp

Wells Fargo Securities

May 3, 2013